Exhibit 10.3


                            ASSET PURCHASE AGREEMENT

                                  by and among

                       Gray Communications Systems, Inc.,
                   Gray Communications of Texas-Sherman, Inc.
                              KXII Licensee Corp.,
                            KXII Broadcasters, Ltd.,
                             KXII Television, Ltd.,
                                 K-Twelve, Ltd.,
                                  KBI 1, Inc.,
                                  KBI 2, Inc.,
                              KXII Properties, Inc.

                                       and

                   The Shareholders of KXII Properties, Inc.




                           Dated as of April 26, 1999

TABLE OF CONTENTS

SECTION 1 DEFINITIONS                                                                        1

   1.1  Accounts Payable.....................................................................1
   1.2  Accounts Receivable..................................................................2
   1.3  Affiliate............................................................................2
   1.4  Agreement............................................................................2
   1.5  Assets...............................................................................2
   1.6  Assignment Application...............................................................2
   1.7  Assumed Liabilities..................................................................3
   1.8  Audited Balance Sheets...............................................................3
   1.9  Audited Balance Sheet Date...........................................................3
   1.10 Business.............................................................................3
   1.11 Closing..............................................................................3
   1.12 Closing Date.........................................................................3
   1.13 Code.................................................................................3
   1.14 Contract.............................................................................3
   1.15 Default..............................................................................3
   1.16 Earnest Money........................................................................3
   1.17 Earnest Money Escrow Agent...........................................................3
   1.18 Employee Benefit Plan................................................................4
   1.19 Encumbrances.........................................................................4
   1.20 Environmental Claim..................................................................4
   1.21 Environmental Matter.................................................................4
   1.22 ERISA................................................................................4
   1.23 ERISA PLAN...........................................................................4
   1.24 FCC..................................................................................4
   1.25 FCC Consent..........................................................................5
   1.26 FCC Licenses.........................................................................5
   1.27 Final Order..........................................................................5
   1.28 Financial Statements.................................................................5
   1.29 GAAP.................................................................................5
   1.30 GAAP Basis Financial Statements......................................................5
   1.31 Gray.................................................................................5
   1.32 Governmental Authority...............................................................5
   1.33 Historical Financial Statements......................................................5
   1.34 Indemnity Escrow Agent...............................................................5
   1.35 Intangible Property..................................................................5
   1.36 KBI 1................................................................................6
   1.37 KBI 2................................................................................6
   1.38 KBII Parties.........................................................................6
   1.39 KXII Properties......................................................................6
   1.40 KXII Television......................................................................6
   1.41 KBTX Merger Agreement................................................................6
   1.42 Knowledge, Know, Known...............................................................6
   1.43 K-Twelve.............................................................................6
   1.44 KWTX Merger Agreement................................................................6
   1.45 Law..................................................................................6
   1.46 Leased Property......................................................................6
   1.47 Liability............................................................................6

                                      -i-

   1.48 Licensee.............................................................................6
   1.49 Litigation...........................................................................7
   1.50 Material or Materially...............................................................7
   1.51 Material Adverse Change or Material Adverse Effect...................................7
   1.52 Order................................................................................7
   1.53 Other Agreements.....................................................................7
   1.54 Owners...............................................................................7
   1.55 Permits..............................................................................7
   1.56 Permitted Liens......................................................................7
   1.57 Person...............................................................................8
   1.58 Preliminary Statement of Accounts Receivable.........................................8
   1.59 Program Rights.......................................................................8
   1.60 Purchase Price.......................................................................8
   1.61 Purchaser............................................................................8
   1.62 Real Property........................................................................8
   1.63 Related Person.......................................................................9
   1.64 Retained Assets......................................................................9
   1.65 Retained Liabilities.................................................................9
   1.66 Schedule............................................................................10
   1.67 Seller..............................................................................10
   1.68 Station.............................................................................10
   1.69 Subsidiary..........................................................................10
   1.70 Tangible Personal Property..........................................................10
   1.71 Tax or Taxes........................................................................11
   1.72 Tax Returns.........................................................................11
   1.73 Third Party or Third Parties........................................................11
   1.74 Tradeout Agreement..................................................................11
   1.75 Unaudited Balance Sheets............................................................11
   1.76 Unaudited Balance Sheet Date........................................................11
   1.77 Undisclosed Liabilities.............................................................11

SECTION 2 PURCHASE AND SALE OF ASSETS                                                       11

   2.1  Purchase of the Assets and the FCC Licenses.........................................11
   2.2  Purchase Price......................................................................12
   2.3  Determination of Accounts Receivable................................................12
   2.4  Payment of the Cash Portion of the Purchase Price...................................13
   2.5  Prorations and Certain Payments.....................................................13
   2.6  Closing.............................................................................14
   2.7  Deliveries..........................................................................14

SECTION 3 ASSUMPTION OF LIABILITIES                                                         14

   3.1  General.............................................................................14
   3.2  Assumption of the Liabilities.......................................................15
   3.3  Assignment of Certain Contracts.....................................................15
   3.4  Payment of Accounts Payable and Other Liabilities of Seller.........................16
   3.5  No Intention to Benefit Third Parties...............................................16

SECTION 4 REPRESENTATIONS AND WARRANTIES OF THE KXII PARTIES                                16

   4.1  Organization, Power, and Qualifications of Seller...................................16
   4.2  Organization, Power, and Qualifications of K-Twelve.................................16
   4.3  Organization, Power, and Qualifications of KXII Television..........................16
   4.4  Organization, Corporate Power, and Qualifications of KBI 1..........................17

                                      -ii-

   4.5  Organization, Corporate Power, and Qualifications of KBI 2..........................17
   4.6  Organization, Corporate Power, and Qualifications of KXII Properties................17
   4.7  Authorization and Validity..........................................................17
   4.8  Ownership of Equity Interests.......................................................17
   4.9  Noncontravention....................................................................17
   4.10 Consents, Approvals.................................................................18
   4.11 Subsidiaries and Investments........................................................18
   4.12 Financial Statements................................................................18
   4.13 Title to and Condition of Real Property.............................................18
   4.14 Title to and Condition of Tangible Personal Property................................20
   4.15 Litigation..........................................................................20
   4.16 Environmental Matters...............................................................21
   4.14 Trade Names, Trade Marks, etc.......................................................22
   4.18 Governmental Authorization and Compliance With Laws.................................22
   4.19 FCC Licenses........................................................................23
   4.20 Labor Relations.....................................................................23
   4.21 Insurance...........................................................................24
   4.22 Accounts Receivable.................................................................24
   4.23 Accounts Payable....................................................................25
   4.24 Tax Returns, Audits, and Liabilities................................................25
   4.25 Certain Contracts...................................................................25
   4.26 Employees...........................................................................26
   4.27 Employee Benefit Plans..............................................................26
   4.28 No Brokers..........................................................................27
   4.29 Computer Software and Database......................................................27
   4.30 Interested Transactions.............................................................28
   4.31 Full Disclosure.....................................................................28
   4.32 Absence of Undisclosed Liabilities..................................................28
   4.33 Compliance with the Immigration Reform and Control Act..............................28
   4.34 Absence of Changes..................................................................29
   4.35 Reliance and Survival...............................................................29

SECTION 5 REPRESENTATIONS AND WARRANTIES OF GRAY, PURCHASER AND LICENSEE                    29

   5.1  Organization and Existence of Gray, Purchaser and Licensee..........................29
   5.2  Authorization and Validity..........................................................29
   5.3  Noncontravention....................................................................30
   5.4  Consents, Approvals.................................................................30
   5.5  No Brokers..........................................................................30
   5.6  Financial Ability...................................................................30

SECTION 6 FCC APPROVAL                                                                      30

   6.1  Filing and Prosecution of Application...............................................30
   6.2  Expenses............................................................................30
   6.3  Time for FCC Consent................................................................31
   6.4  Control of Station..................................................................31
   6.5  No Reversion of Licenses............................................................31
   6.6  Regulatory Matters..................................................................31

SECTION 7 SPECIAL COVENANTS AND AGREEMENTS                                                  31

   7.1  Confidentiality.....................................................................31
   7.2  Cooperation.........................................................................32
   7.3  Access to Books and Records.........................................................32

                                      -iii-

   7.4  Certain Investments.................................................................32
   7.5  Acquisition Proposals...............................................................32
   7.6  Publicity...........................................................................32
   7.7  Supplying of Financial Statements...................................................32
   7.8  Cooperation in Preparation of Filings...............................................33
   7.9  Supplements to Schedules............................................................33
   7.10 Use of Name.........................................................................33
   7.11 Certain Tax Matters.................................................................33
   7.12 Other Expenses......................................................................34
   7.13 Further Assurances..................................................................34
   7.14 Title Search; Discharge of Encumbrances; Title Insurance............................34
   7.15 Transfer of Real Property...........................................................34
   7.16 Transfer of Certain Assets..........................................................35
   7.17 Digital Television Applications.....................................................35
   7.18 Earnest Money.......................................................................35

SECTION 8 CONDITIONS PRECEDENT FOR SELLER                                                   35

   8.1  Representations and Warranties......................................................35
   8.2  Performance of this Agreement.......................................................35
   8.3  Proceedings.........................................................................35
   8.4  FCC Consent.........................................................................35
   8.5  Litigation..........................................................................36
   8.6  Closing of Mergers..................................................................36

SECTION 9 CONDITIONS PRECEDENT FOR GRAY, PURCHASER AND LICENSEE                             36

   9.1  Representations and Warranties......................................................36
   9.2  Performance of this Agreement.......................................................36
   9.3  Proceedings.........................................................................36
   9.4  FCC Consent.........................................................................36
   9.5  Litigation..........................................................................37
   9.6  Opinions of Counsel for Seller......................................................37
   9.7  Title Insurance Commitments.........................................................37
   9.8  Environmental Audit.................................................................37
   9.9  No Material Adverse Change..........................................................38
   9.10 Zoning Certificate..................................................................38
   9.11 Closing of Mergers..................................................................38
   9.12 Transfer of Real Property...........................................................38
   9.13 Transfer of Certain Assets..........................................................38
   9.14 Due Diligence and Schedules.........................................................39

SECTION 10  CLOSING                                                                         39

   10.1 Deliveries by Seller................................................................39
   10.2 Deliveries by Gray, Purchaser and Licensee..........................................40

SECTION 11  INDEMNIFICATION                                                                 41

   11.1 By Seller...........................................................................41
   11.2 By Gray, Purchaser and Licensee.....................................................42
   11.3 Procedure for Indemnification.......................................................42
   11.4 Escrow Fund.........................................................................44
   11.5 Limitation on Damages...............................................................44

SECTION 12  CONDUCT OF BUSINESS PENDING CLOSING                                             45

                                      -iv-

   12.1 Conduct of Business Pending Closing.................................................45

SECTION 13  TERMINATION                                                                     46

   13.1 Termination.........................................................................46
   13.2 Risk of Loss........................................................................47

SECTION 14  MISCELLANEOUS PROVISIONS                                                        47

   14.1 Expenses of Negotiation and Transfer................................................47
   14.2 Schedules...........................................................................47
   14.3 Survival............................................................................48
   14.4 Entire Agreement; Amendment; Waivers................................................48
   14.5 Headings............................................................................48
   14.6 Further Assurances..................................................................48
   14.7 Situs and Construction..............................................................48
   14.8 Notices.............................................................................48
   14.9 Binding Effect......................................................................49
   14.10  Execution in Counterparts.........................................................49



                               INDEX OF SCHEDULES


Schedule 2.2(b)       Purchase Price Allocation
Schedule 4.1          Foreign Qualifications
Schedule 4.8          Stock Ownership
Schedule 4.12         Financial Statements
Schedule 4.13(a)      Description of Real Property
Schedule 4.13(c)      Ground Leases
Schedule 4.13(d)      Tenant Leases
Schedule 4.14(a)      Owned Tangible Personal Property
Schedule 4.14(b       Leased Tangible Personal Property
Schedule 4.15         Litigation
Schedule 4.16         Environmental Sites
Schedule 4.17         Trade Names, Trade Marks, etc.
Schedule 4.18         Governmental Licenses, Certificates, Permits and Approvals
Schedule 4.19         FCC Licenses
Schedule 4.20         Employment and Related Agreements
Schedule 4.21         Insurance
Schedule 4.24         Tax Matters
Schedule 4.25         Certain Contracts
Schedule 4.26         Employees
Schedule 4.27         Employee Benefit Plans
Schedule 4.30         Interested Transactions
Schedule 4.34         Absence of Changes

                                INDEX OF EXHIBITS


Exhibit A      Form of Escrow Agreement (Earnest Money)

Exhibit B      Form of Opinion of Deaver & Deaver

Exhibit C      Form of Opinion of Dennis Kelly

Exhibit D      Bill of Sale

Exhibit E      Assignment and Assumption Agreement

Exhibit F      Form of Escrow Agreement (Indemnity)

                            ASSET PURCHASE AGREEMENT


        THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and executed as of April 26, 1999, by and among GRAY COMMUNICATIONS SYSTEMS, INC., a Georgia corporation ("Gray"), GRAY COMMUNICATIONS OF TEXAS-SHERMAN, INC., a Georgia corporation and wholly-owned subsidiary of Gray ("Purchaser"), KXII LICENSEE CORP., a Delaware corporation ("Licensee"), KXII BROADCASTERS LTD., a Texas limited partnership ("Seller"), KXII TELEVISION, LTD., a Texas limited partnership ("KXII Television"), K-TWELVE, LTD., a Texas limited partnership ("K-Twelve"), KBI 1, INC., a Delaware corporation ("KBI 1"), KBI 2, INC., a Delaware corporation ("KBI 2"), KXII PROPERTIES, INC., a Texas corporation ("KXII Properties"), and Rich Adams, Ellen Deaver, John Deaver, Kyle Deaver (all residents of the State of Texas) and Martha Phipps, a resident of the State of Oklahoma (individually, a "Shareholder" and collectively, the "Shareholders" and together with KBI 1, KBI 2 and KXII Properties, sometimes individually referred to as an "Owner" and collectively as the "Owners").

                                    RECITALS


        Seller owns and operates television station KXII in Sherman, Texas pursuant to authorizations issued by the Federal Communications Commission ("FCC"). The Owners are the direct and indirect owners of all of the partnership interests of Seller. KBI 1 is the 1% general partner of Seller and KBI 2 is the 99% limited partner of Seller. Each of KBI 1 and KBI 2 are wholly-owned subsidiaries of KXII Properties. KXII Properties is owned by the Shareholders.

        KXII Television is owned by Seller and the Shareholders and, pursuant to a contract with Seller, operates the sales of advertising for Seller. K-Twelve owns certain real estate used by Seller in its operation of the Station. Seller is the owner of, and desires to sell, and Purchaser desires to purchase, substantially all of the assets of Seller related to the Business upon the terms and subject to the conditions set forth herein. Certain defined terms used in this Agreement are defined in Section 1 hereof.

        IN CONSIDERATION OF the foregoing, the mutual covenants, agreements, representations and warranties contained in this Agreement, $10.00 in hand paid, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions hereinafter set forth, the parties hereto agree as follows:

SECTION 1. DEFINITIONS.

        The following terms, when used in capitalized form within this Agreement, or within any Exhibit or Schedule to this Agreement in which the terms are not otherwise defined, shall have the following meanings:

        1.1 "Accounts Payable" means all accounts payable (trade and otherwise) and all other monies due from Seller, KXII Television and, solely with respect to the Real Property, K-Twelve for purchases of goods and the performance of services.

        1.2 "Accounts Receivable" means all accounts receivable, notes receivable and other monies due to Seller for sales and deliveries of goods, sale of advertising or broadcasting time, performance of services and other business transactions (whether or not on the books of Seller) on the Closing Date;

        1.3 "Affiliate" of a Person means: (i) any Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employee, agent, or representative or direct or indirect beneficial or legal owner of any 10% or greater equity or voting interest of such Person; and (iii) any entity for which a Person described in (ii) above acts in any such capacity.

        1.4 "Agreement" means this Asset Purchase Agreement and all Exhibits, Schedules, certificates, and instruments attached hereto or referred to herein.

        1.5 "Assets" means all of the assets, properties and rights of Seller, KXII Television and, solely with respect to the Real Property, K-Twelve, of every kind, nature, character and description, whether real, personal or mixed, whether tangible or intangible, whether accrued, contingent or otherwise (other than the Retained Assets) relating to or utilized in the Business, directly or indirectly, in whole or in part, in existence on the date hereof and any additions thereto on or before the Closing Date, whether or not carried on the books and records of Seller or KXII Television, and whether or not owned in the name of Seller or KXII Television or any Affiliate of Seller or KXII Television and wherever located, including but not limited to the following:

               (i) the Real Property;

              (ii) the Tangible Personal Property;

             (iii) the Inventory;

             (iv)  the Accounts Receivable;

              (v)  the Intangible Property of Seller and KXII Television;

             (vi) the Contracts of Seller, KXII Television and, solely with respect to the Real Property, K-Twelve;

            (vii)  the Permits of Seller, K-Twelve and KXII Television;

           (viii) the Goodwill of the Business, including, but not limited to, goodwill associated with trademarks, service marks, and tradenames and assumed names; and

             (ix) the customer lists, advertiser lists, mailing lists, customer files, advertiser files, supplier files, electronic data files, sales agent and representative files, credit files, and credit data relating to the Assets and the Assumed Liabilities, all other files, records, drawings, catalogues, stationery, advertising materials and other documents (or copies thereof) related to the Assets or the Business, and the use of any telephone numbers that are used in the operation of the Business and any other tangible assets owned by Seller or KXII Television on the Closing Date and used in the Business.

        1.6 "Assignment Application" has the meaning specified in Section 6.1 below.

        1.7 "Assumed Liabilities" means Liabilities for which an obligation to pay or perform becomes due on or after the Closing Date under or pursuant to Contracts of Seller, K-Twelve or KXII Television assigned to Purchaser pursuant to this Agreement (including, without limitation, outstanding purchase orders and sales commitments of Seller or KXII Television); provided, however, such Liabilities shall not include any Liabilities resulting from or arising out of any Default by Seller, K-Twelve or KXII Television prior to the Closing Date under or with respect to any of such Contracts.

        1.8 "Audited Balance Sheets" means the audited balance sheets of Seller and KXII Television as of December 31, 1998 included in the Financial Statements.

        1.9 "Audited Balance Sheet Date" means the date of the Audited Balance Sheet.

        1.10 "Business" means Seller's business of owning and operating television station KXII in Sherman, Texas and related operations in Ardmore, Oklahoma.

        1.11 "Closing" means the consummation of the asset acquisitions and the other transactions contemplated by this Agreement in accordance with Section 10.

        1.12 "Closing Date" means the date on which the closing occurs, as determined pursuant to Section 2.6.

        1.13 "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

        1.14 "Contract" means any written or oral contract, agreement, understanding, lease, usufruct, license, plan, instrument, commitment, restriction, arrangement, obligation, undertaking, practice or authorization of any kind or character or other document to which any Person is a party or that is binding on any Person or its securities, assets or business.

        1.15 "Default" means (1) a breach of, default under, or misrepresentation in or with respect to any Contract, Permit or FCC License, (2) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a breach of, default under, or misrepresentation in any Contract, Permit or FCC License, or (3) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right to terminate, change the terms of or renegotiate any Contract, Permit or FCC License or to accelerate, increase, or impose any Liability under any Contract, Permit or FCC License.

        1.16 "Earnest Money" means the cash deposit in the amount of One Million Dollars ($1,000,000) paid by Gray to the Earnest Money Escrow Agent upon the execution of this Agreement, in the amount and in accordance with the provisions set forth in Section 7.18 below, together with interest thereon, if any.

        1.17 "Earnest Money Escrow Agent" means American Bank, N.A., Waco,
Texas.

        1.18 "Employee Benefit Plan" means collectively, each pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other incentive plan, any other written or unwritten employee program, arrangement, agreement or understanding, whether arrived at through collective bargaining or otherwise, any medical, vision, dental or other health plan, any life insurance plan, or any other employee benefit plan or fringe benefit plan, including, without limitation, any "employee benefit plan," as that term is defined in Section 3(3) of ERISA currently or previously adopted, maintained by, sponsored in whole or in part by, or contributed to by Seller or KXII Television or any Subsidiary of either of them or Affiliate of either of them for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries are eligible to participate. The "employee benefit plans" as defined in section 3(3) of ERISA and any other plan, fund, policy, program, practice, custom, understanding or arrangement providing compensation or other benefits to any current or former officer or employee of Seller or KXII Television or any Subsidiary of either of them, or any dependent or beneficiary of either of them, maintained by Seller or KXII Television or any Subsidiary of either of them or under which Seller or KXII Television or any Subsidiary of either of them has any obligation or Liability, whether or not they are or are intended to be (i) covered or qualified under the Code, ERISA or any other applicable Law, (ii) written or oral, (iii) funding or unfunded, (iv) actual or contingent, or (v) generally available to any or all employees (or former employees) of Seller or KXII Television or any Subsidiary of either of them (or their beneficiaries or dependents), including, without limitation, all incentive, bonus, deferred compensation, flexible spending accounts, cafeteria plans, vacation, holiday, medical, disability, share purchase or other similar plans, policies, programs, practices or arrangements.

        1.19 "Encumbrances" means security interests, mortgages, liens, pledges, options, rights of first refusal, and other restrictions on the use or transferability of property and claims or charges on any interest in property in favor of a Person other than the owner of the property, whether or not relating to the extension of credit or the borrowing of money and whether or not existing by reason of statute, contract, or common law.

        1.20 "Environmental Claim" shall have the meaning ascribed in Section 4.16(f)(i).

        1.21 "Environmental Matter" shall have the meaning ascribed in Section 4.16(f)(iv).

        1.22 "ERISA" means Employee Retirement Income Security Act of 1974, as amended.

        1.23 "ERISA Plan" means any Employee Benefit Plan which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, or an "employee welfare benefit plan" as that term is defined in Section 3(1) of ERISA.

        1.24 "FCC" means the Federal Communications Commission, as defined in the recitals to this Agreement.

        1.25 "FCC Consent" means action by the FCC in the form of a public notice or some other written document granting its consent to the Assignment Application.

        1.26 "FCC Licenses"shall mean all licenses and authorizations issued by the FCC to Seller in connection with the business or operations of the Station, including the right to use the call letters "KXII-TV," along with goodwill associated therewith.

        1.27 "Final Order" means action of the FCC approving the transfer of the FCC Licenses of Seller to Licensee, which action is no longer subject to reconsideration or court review under the provisions of the Communications Act of 1934, as amended, and with respect to which no timely filed request for administrative or judicial review or stay is pending and as to which the time for filing any such request, or for the FCC to set aside the action on its own motion, has expired.

        1.28 "Financial Statements" means the combined financial statements of Seller and KXII Television set forth in Schedule 4.12 and to be delivered pursuant to Section 7.7.

        1.29 "GAAP" means generally accepted accounting principles consistently applied.

        1.30 "GAAP Basis Financial Statements" means the combined audited financial statements of Seller and KXII Television for the calendar year ended December 31, 1998 and the combined unaudited financial statements of Seller and KXII Television for the calendar years ended December 31, 1997 and 1996. Such financial statements shall include the balance sheet at such dates and statements of operations, retained earnings and cash flows for the periods then ended.

        1.31 "Gray" means Gray Communications Systems, Inc., as identified above, a Georgia corporation, with its principal offices at 4370 Peachtree Road, Atlanta, Georgia 30319.

        1.32 "Governmental Authority" means any federal, state, county, local, foreign or other governmental or public agency, instrumentality, commission, authority, board or body.

        1.33 "Historical Financial Statements" means the combined unaudited tax basis financial statements of Seller and KXII Television for the calendar years 1998, 1997 and 1996. Such financial statements shall include the balance sheet at such dates and statements of operations, retained earnings and cash flows for the periods then ended.

        1.34 "Indemnity Escrow Agent" means American Bank, N.A., Waco, Texas.

        1.35 "Intangible Property" means all copyrights, trademarks, trade names, service marks, service names, the call letters "KXII-TV," licenses, patents, permits, jingles, proprietary information, technical information and data, electronic data files, computer software, formats, customer lists, advertiser lists, machinery and equipment warranties, and other similar intangible property rights and interests (other than the FCC Licenses) (and any goodwill associated with any of the foregoing) applied for, issued to, or owned by Seller or KXII Television or, solely with respect to the Real Property, K-Twelve or under which Seller or KXII Television or, solely with respect to the Real Property, K-Twelve is licensed or franchised and which are used or useful in the Business and operations of the Station, together with any additions thereto between the date of this Agreement and the Closing Date.

        1.36 "KBI 1" means KBI 1, Inc., a Delaware corporation.

        1.37 "KBI 2" means KBI 2, Inc., a Delaware corporation.

        1.38 "KXII Parties" means Seller, K-Twelve, KXII Television and the Owners.

        1.39 "KXII Properties" means KXII Properties, Inc., a Texas corporation.

        1.40 "KXII Television" means KXII Television, Ltd., a Texas limited partnership.

        1.41 "KBTX Merger Agreement" means that certain Agreement and Plan of Merger, dated as of April 13, 1999, by and among Gray, Gray Communications of Texas, Inc., and Brazos Broadcasting Company.

        1.42 "Knowledge," "Know," "Known" and words of similar import, with respect to Seller, K-Twelve and KXII Television, mean collectively those facts actually known, now or in the past, by Seller, K-Twelve, KXII Television, KBI 1, KBI 2, Rich Adams, Ray M. Deaver and M.N. Bostick.

        1.43 "K-Twelve" means K-Twelve, Ltd., a Texas limited partnership.

        1.44 "KWTX Merger Agreement" means that certain Agreement and Plan of Merger, dated as of April 13, 1999, by and among Gray, Gray Communications of Texas, Inc., and KWTX Broadcasting Company.

        1.45 "Law" means any federal, state, local or foreign code, law, legal principal, order, ordinance, regulation, rule, or statute of any Governmental Authority.

        1.46 "Leased Property" means any and all Real Property used or occupied by Seller as lessee under any oral or written lease, together with any additions thereto, and extensions or renewals thereof, between the date of this Agreement and the Closing Date.

        1.47 "Liability" means any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, expense (including, without limitation, costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills and checks presented to banks for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute, contingent, liquidated, unliquidated, matured, unmatured or otherwise.

        1.48 "Licensee" means KXII Licensee Corp., a Delaware corporation.

        1.49 "Litigation" means any action, administrative or other proceeding, arbitration, cause of action, claim, complaint, criminal prosecution, inquiry, hearing, investigation (governmental or otherwise), notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting Seller, the Business, the Assets (including, without limitation, Contracts or FCC Licenses of or relating to Seller or KXII Television or, solely with respect to the Real Property K-Twelve), or the transactions contemplated by this Agreement.

        1.50 "Material" or "Materially" shall be determined in light of the facts and circumstances of the matter in question; provided, however, that any specific monetary amount cited in this Agreement shall be deemed to determine materiality in that instance.

        1.51 "Material Adverse Change" or "Material Adverse Effect" means a significant negative impact on Seller, KXII Television and, solely with respect to the Real Property, K-Twelve, taken as a whole or the Business of the Station, excluding any negative impact attributable to (i) factors affecting the television broadcasting industry generally, (ii) general national, regional, or local economic conditions, or (iii) governmental or legislative laws, rules, or regulations affecting the television broadcasting industry generally.

        1.52 "Order" means any decree, injunction, judgment, order, ruling, writ, quasi-judicial decision or award or administrative decision or award of any federal, state, local, foreign or other court, arbitrator, mediator, tribunal, administrative agency or Governmental Authority to which any Person is a party or that is or may be binding on any Person or its securities, assets or business.

        1.53 "Other Agreements" means the agreements, documents, assignments and instruments to be executed and delivered by any of the KXII Parties, Gray, Licensee and Purchaser pursuant to this Agreement.

        1.54 "Owners" means KBI 1, KBI 2, KXII Properties, Rich Adams, Ellen Deaver, John Deaver, Kyle Deaver and Martha Phipps.

        1.55 "Permits" means all licenses, permits, and other authorizations (other than the FCC Licenses), issued to Seller or KXII Television or, solely with respect to the Real Property, K-Twelve by the Federal Aviation Administration or any other federal, state, or local governmental authority in connection with the conduct of the Business and operations of the Station, together with any additions, extensions, or renewals of same between the date of this Agreement and the Closing Date.

        1.56 "Permitted Liens" means (i) liens for taxes and assessments not yet due and payable, mechanics' and other statutory liens arising in the ordinary course of business that secure obligations not delinquent, (ii) restrictions or rights granted to Governmental Authorities under applicable Law that are not otherwise objectionable to Gray, and (iii) liens, restrictions and easements on the Real Property (as defined below) that in Gray's reasonable judgment, do not detract from the value or impair the use of the property subject thereto; provided, however, in no event shall "Permitted Liens" include Encumbrances relating to the extension of credit or the borrowing of money.

        1.57 "Person" means a natural person or any legal, commercial or governmental entity, such as, but not limited to, a business association, corporation, general partnership, joint venture, limited partnership, limited liability company, trust, or any person acting in a representative capacity.

        1.58 "Preliminary Statement of Accounts Receivable" shall have the meaning set forth in Section 2.3.

        1.59 "Program Rights" means all rights of Seller, presently existing or obtained prior to the Closing, to broadcast television programs, movies, and films, including all film and program rights under barter agreements, as a part of the programming for the Station, for which Seller is obligated to compensate the vendor of such Program Rights.

        1.60 "Purchase Price" means the total consideration to be paid to Seller by Purchaser and Licensee for the purchase of the Assets and the FCC Licenses pursuant to this Agreement and which shall be calculated in accordance with
Section 2.2 and paid in accordance with Section 2.4 of this Agreement.

        1.61 "Purchaser" means Gray Communications of Texas-Sherman, Inc., a Georgia corporation and wholly-owned subsidiary of Gray.

        1.62 "Real Property" means collectively all of the real property or interests in real property used in or necessary to conduct the Business, including, without limitation, the real property or interests in real property listed on Schedule 4.13(a), together with (i) all rights, easements, tenements, hereditaments, appurtenances, privileges, immunities, mineral rights and other benefits belonging or appertaining to the real property or interests in real property listed on Schedule 4.13(a) which have not been previously reserved or conveyed, and which run with said real property and (ii) all right, title and interest, if any, of Seller or K-Twleve in and to (A) any land lying in the bed of any street, road, avenue, open or proposed, adjoining said real property, (B) any award made or to be made in lieu of the land described in the preceding clause (A), (C) any unpaid award for damage to said real property, (D) all strips and rights-of-way abutting or adjoining said real property, if any, and
(E) all other real property interests which are used in the Business or operations of the Station, together with any additions thereto between the date of this Agreement and the Closing Date. The Real Property includes, without limitation, all buildings, structures, fixtures and other improvements located on the land described in the preceding sentence. Notwithstanding anything to the contrary contained herein, the parties hereto agree that the real property owned by K-Twelve which is located in the State of Louisiana and in McLennan County, Texas is not used or necessary to conduct the Business, and forms no part of the Real Property.

        1.63 "Related Person" means, with regard to any Person, his spouse, parent, sibling, child, aunt, uncle, niece, nephew, in-law, grandparent and grandchild (including by adoption) and any trustees or other fiduciaries for the benefit of such relatives.

        1.64 "Retained Assets" means the following assets, none of which are being purchased by Purchaser or Licensee pursuant to this Agreement:

               (i) all of Sellers' and KXII Television's cash or cash equivalents and Tax refunds;

               (ii) records and reports maintained by Seller pertaining exclusively to other Retained Assets or Retained Liabilities; and

               (iii) the Beechcraft King Air F-90 airplane, Serial Number LJ-64, FAA registration number N322GK.

        1.65 "Retained Liabilities" means any Liability of Seller, KXII Television or K-Twelve that is not an Assumed Liability, including, without limitation, the following:

               (i) any Liabilities for any Taxes of any KXII Party;

               (ii) any Liabilities relating to current or former assets of Seller, KXII Television or K-Twelve not being acquired by Purchaser or Licensee pursuant to this Agreement, including, without limitation, the Retained Assets;

               (iii) any Contract of Seller, KXII Licensee or K-Twelve not validly assigned to Purchaser;

               (iv) any Liability incurred by the KXII Parties as a result of any Default by any KXII Party under any provision of this Agreement or the Other Agreements;

               (v) any Liability of Seller or KXII Television for severance payments or other severance obligations relating to any Person employed by Seller or KXII Television on or before the Closing Date;

               (vi) any Liability of Seller or KXII Television for continuation of coverage under any group health plan maintained by Seller or KXII Television required under the provisions of Code ss.4980B or Sections 601-608 of ERISA with respect to any Person employed by Seller or KXII Television who experiences a "qualifying event" (as defined in the Code and ERISA) on or before the Closing Date;

               (vii) any Liability of Seller or KXII Television to pay bonuses or other compensation on account of the transactions contemplated by this Agreement;

               (viii) any Undisclosed Liability;

               (ix) any Liability of Seller, KXII Television or K-Twelve, of any nature whatsoever, to any current or former Owner or Affiliate of Seller, KXII Television or K-Twelve;

               (x) any Liability (including without limitation, any Liability relating to any Litigation) relating to, based upon, or arising out of (A) the conduct of the

               Business or the ownership of the Assets or the FCC Licenses prior to the Closing Date or (B) any act, omission, transaction, circumstance, sale of goods, services, advertising or broadcasting time, state of facts or other condition which occurred or existed prior to the Closing Date, whether or not then known, due or payable and whether or not disclosed in this Agreement or the Other Agreements;

               (xi) any Liability that Purchaser may incur in connection with any Litigation brought against Purchaser under the Worker Adjustment and Retraining Notification Act or any similar Law that relates to actions taken by Seller or KXII Television with regard to any employees or any site of employment;

               (xii) any of the events, circumstances, or conditions described in Schedule 4.16, or any Environmental Claim, or Liability arising from any Environmental Matter;

               (xiii) any Liability of Seller or KXII Television under or relating to any Employee Benefit Plan; (xiv) any Liability to or Encumbrance of any Third Party pursuant to the bulk sales or fraudulent conveyance or other Laws of any jurisdiction that may be asserted against any of the Assets or the FCC Licenses (whether asserted against Seller, any of the Owners, K-Twelve, the Assets, the FCC Licenses, Gray, Purchaser or Licensee);

               (xv) any claim by any broker, finder or other Person employed or allegedly employed by Seller, K-Twelve or any of the Owners in connection with the transactions contemplated by this Agreement; or

               (xvi) any Accounts Payable.

        1.66 "Schedule" means those Schedules referred to in this Agreement delivered concurrently with the execution of this Agreement and attached hereto (or bound separately) or delivered pursuant to Section 9.14, all of which Schedules are incorporated in and made a part hereof by reference.

        1.67 "Seller" means KXII Broadcasters, Ltd., as identified above, a Texas limited partnership with its principal offices at 4201 Texoma Parkway, Sherman, Texas.

        1.68 "Station" means KXII-TV, Channel 12, a CBS affiliate licensed to Seller, as identified above.

        1.69 "Subsidiary" means any Person of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such Person which is at the time directly or indirectly owned or controlled by another Person, or by any one or more Subsidiaries.

        1.70 "Tangible Personal Property" means all of Seller's and KXII Television's fixed assets, furniture, fixtures, equipment, machinery, motor vehicles, leasehold improvements, office equipment, computer hardware, spare parts, inventory, and other such tangible personal property which is used or useful in the conduct of the business or operations of the Station, together with any additions, replacements, or improvements thereto between the date of this Agreement and the Closing Date.

        1.71 "Tax" or "Taxes" means taxes of any kind, levies or other like assessments, customs, duties, imposts, charges or fees imposed or payable to the United States, or any state, county, local, or foreign government, subdivision or agency thereof, and in each instance, such term shall include any interest, penalties, or additions to tax attributable to any such Tax.

        1.72 "Tax Returns" means any returns, statements, filings, reports, estimates, declarations, and forms relating to Taxes that Seller, KXII Television or, solely with respect to the Real Property, K-Twelve is required to file, record, or deposit with any Governmental Authority, including any attachment thereto or amendment thereof.

        1.73 "Third Party" or "Third Parties" means any Person that is not Purchaser, Gray, Licensee, or a KXII Party.

        1.74 "Tradeout Agreement" means any written contract, agreement, or commitment of Seller or KXII Television, pursuant to which Seller or KXII Television has sold or traded commercial air time of the Station in consideration of any property or services in lieu of or in addition to cash, excluding all film and program barter agreements.

        1.75 "Unaudited Balance Sheets" means the combined unaudited balance sheets of Seller and KXII Television as of December 31, 1997 and 1996 included in the Financial Statements.

        1.76 "Unaudited Balance Sheet Date" means the date of the Unaudited Balance Sheets.

        1.77 "Undisclosed Liabilities" means any Liability that is not fully reflected or reserved against in the Financial Statements or fully disclosed in a Schedule.

SECTION 2. PURCHASE AND SALE OF ASSETS.

        2.1 Purchase of the Assets and the FCC Licenses.

        (a) Subject to the terms and conditions of this Agreement, at the Closing, (i) Seller shall sell, convey, transfer, assign and deliver to Purchaser and Purchaser shall purchase and accept from Seller all of the Assets, free and clear of any and all Encumbrances other than the Permitted Liens and
(ii) Seller shall sell, convey, transfer and deliver to Licensee and Licensee shall purchase and accept from Seller the FCC Licenses, free and clear of any and all Encumbrances other than the Permitted Liens.

        (b) None of the Retained Assets are being purchased by Purchaser or Licensee pursuant to this Agreement.

        2.2    Purchase Price.

        (a) The total Purchase Price for the acquisition of the Assets and the FCC Licenses shall be equal to the sum of (i) the amount of the Assumed Liabilities plus (ii) Forty-One Million Five Hundred Thousand Dollars ($41,500,000) plus (iii) the value of the Accounts Receivable set forth on the Preliminary Statement of Accounts Receivable reduced by an amount equal to two percent (2%) of such value minus all reserves for doubtful accounts or similar reserves (Accounts Receivable as so reduced being called herein the "Accounts Receivable Adjustment").

        (b) The Purchase Price shall be allocated among the Assets and the FCC Licenses as set forth in Schedule 2.2(b) and Purchaser, Licensee and Seller shall execute and file with the IRS in a timely manner Form 8594 with respect to such allocation. None of Purchaser, Licensee or any of the KXII Parties shall file a Tax Return or take any position with any Taxing Authority that is inconsistent with such final allocation.

        2.3    Determination of Accounts Receivable.

        (a) On the day immediately prior to the Closing Date, Seller shall prepare and deliver to Gray, Purchaser and Licensee pro forma statements of the estimated Accounts Receivable of Seller (including all Accounts Receivable of KXII Television, if any) as of 11:59 p.m. on the day immediately preceding the Closing Date (the "Preliminary Statement of Accounts Receivable"). The Preliminary Statement of Accounts Receivable, when prepared, will be based on Seller's historical accounting practices, consistently applied.

        (b) Within ninety (90) days after the Closing, Gray, Purchaser and Licensee shall prepare a final statement of Accounts Receivable of Seller as of the Closing Date (the "Final Statement of Accounts Receivable") and shall submit such statement to Seller for review and approval. Gray, Purchaser and Licensee shall also provide all information reasonably necessary to determine the correct amount of the Accounts Receivable, including appropriate supporting documents and such other information as may be reasonably requested by Seller. The Final Statement of Accounts Receivable shall be based on Seller's historical accounting practices, consistently applied and shall be certified by an officer on behalf of Gray, Purchaser and Licensee to be true and complete. Seller shall have the right to visit the Station during normal business hours to verify and review such documentation upon providing reasonable notice to Gray, Purchaser and Licensee. If Seller disputes the amount of Accounts Receivable determined by Gray, Purchaser and Licensee, it shall so notify Gray, Purchaser and Licensee within thirty (30) days after receipt of the Final Statement of Accounts Receivable and provide Gray, Purchaser and Licensee with its own Final Statement of Accounts Receivable. If Seller notifies Gray that it accepts the Final Statement of Accounts Receivable, or fails to deliver its own alternate Final Statement of Accounts Receivable within the thirty (30) day period specified in the preceding sentence, Gray's, Purchaser's and Licensee's determination of the amount of Accounts Receivable shall be conclusive and binding on the parties upon the expiration of such period.

        (c) Gray and Seller shall use good faith efforts to resolve any dispute involving the determination of the amount of Accounts Receivable and the Final Statement of Accounts Receivable. If the parties are unable to resolve any dispute within fifteen days following the delivery of Seller's notice concerning disputed adjustments, Gray and Seller shall jointly designate a qualified Big 5 firm of independent certified public accountants (the "Neutral Auditors") to resolve such dispute. If the parties are unable to agree on the designation of the Neutral Auditors, then an accounting firm will be selected by lot from two names submitted by Seller and two names submitted by Gray, none of which shall be employed by Seller or Gray. The Neutral Auditors' resolution of the dispute shall be made within sixty (60) days of their selection, shall be based on presentations by Seller and Gray and not by independent financial audit, and shall be final and binding on the parties. The Neutral Auditors' resolution of the dispute may be enforced by any court of competent jurisdiction. Fees of the Neutral Auditors shall be split equally between the parties.

        (d) If the amount of Accounts Receivable reflected on the Final Statement of Accounts Receivable as finally determined in accordance with the preceding provisions of this Section 2.3 are more than $500 less than the amount reflected on the Preliminary Statement of Accounts Receivable, then the Indemnity Escrow Agent shall refund the entire difference (without regard to the $500 threshold) to Purchaser out of the Escrow Fund; provided, however, that payments received on the Closing Date shall become the property of Purchaser, and any corresponding Account Receivable reflected on the Preliminary Statement of Accounts Receivable shall be deemed to be outstanding for the purposes of the calculations set forth in this Section 2.3. If the amount of the Accounts Receivable as finally determined in accordance with the preceding provisions of this Section 2.3 are more than $500 more than the amounts reflected on the Preliminary Statement of Accounts Receivable, then Gray shall pay the entire difference by wire transfer to Seller. The payment required hereunder shall be made within seven (7) days after all of the procedures specified in this Section
2.3 have run their course.

        (e) If Neutral Auditors should be appointed by the parties to the KWTX Merger Agreement or KBTX Merger Agreement, then the Neutral Auditors so appointed shall serve as the Neutral Auditors under this Agreement, and all proceedings before the Neutral Auditors shall be consolidated to promote efficiency and reduce expenses of the parties.

        2.4 Payment of the Cash Portion of the Purchase Price. On the Closing Date, Purchaser and Licensee shall pay the cash portion of the Purchase Price to Seller by delivering to Seller the sum of Forty One Million Five Hundred Thousand Dollars ($41,500,000) plus the Accounts Receivable Adjustment, by wire transfer of immediately available funds, or in such other form and manner as may be mutually satisfactory less the amount of the Earnest Money, which shall be paid by the Earnest Money Escrow Agent to Seller.

        2.5 Prorations and Certain Payments. The following prorations relating to the Assets will be made as of the Closing Date, with Seller liable to the extent such items relate to any time period prior to the Closing and Purchaser liable to the extent such items relate to periods on or after the Closing:

               (i) personal and real property ad valorem or other similar Taxes, if any, on or with respect to the Assets;

               (ii) business and occupation or other similar Taxes related to the Business;

               (iii) the amount of sewer rents and charges for water, telephone, electricity and other utilities and fuel; and

               (iv) all other items that shall be paid by Purchaser or otherwise affect the Business or the Assets and that relate, in whole or in part, to periods prior to the Closing Date (other than the Assumed Liabilities).

The net amount of all such prorations will be settled and paid on the Closing Date. In the event that the amount of any of the items to be prorated pursuant to this Section 2.5 is not known by Seller and Purchaser at the Closing, the proration shall be made based upon the amount of the most recent cost of such item to Seller. After Closing, Purchaser and Seller each shall provide to the other, within five (5) business days after receipt, each Third Party invoice relating to any item so estimated. Within ten (10) business days thereafter, Purchaser and Seller each shall make any payments to the other that are necessary to compensate for any difference between the proration made at the Closing and the correct proration based on the Third Party invoice.

        2.6 Closing. The Closing shall take place contemporaneously with the closing of the transactions contemplated in the KWTX Merger Agreement and KBTX Merger Agreement, at the offices of Deaver & Deaver, 200 West Highway 6, Suite 501, Waco, Texas, or at such place as may be mutually agreed upon by the parties on the Closing Date. For purposes of this Agreement, "Closing Date" shall have the meaning assigned thereto in the KWTX Merger Agreement. Title to the Assets shall pass from Seller to Purchaser effective as of 11:59 p.m. on the day immediately preceding the Closing Date and title to the FCC Licenses shall pass from Seller to Licensee effective as of 11:59 p.m. on the day immediately preceding the Closing Date in each case unless the parties shall otherwise have agreed in writing.

        2.7 Deliveries. All deliveries, payments and other transactions and documents relating to the Closing (i) shall be interdependent and none shall be effective unless and until all are effective (except to the extent that the party entitled to the benefit thereof has waived satisfaction or performance thereof as a condition precedent to Closing), and (ii) shall be deemed to be consummated simultaneously.

SECTION 3. ASSUMPTION OF LIABILITIES.

        3.1.   General.

        (a) Neither Purchaser nor Licensee is assuming and shall not be liable for or with respect to any Retained Liability.

        (b) Notwithstanding anything in this Agreement to the contrary, in no event shall any Liability due to any Affiliate of Seller or due to the Owners be assumed by Purchaser or Licensee.

        (c) Nothing contained in this Section 3.1 or in any instrument of assumption executed by Purchaser at the Closing shall be deemed to release or relieve any of the KXII Parties from their respective representations, warranties, covenants and agreements contained in this Agreement or any of the Other Agreements, including, without limitation, the obligations of the KXII Parties to indemnify Gray, Purchaser and Licensee (and the other specified parties) in accordance with the provisions of Section 11. Further, Seller shall pay, satisfy and perform all of the Retained Liabilities and no disclosures made or exceptions noted with respect to the representations, warranties, covenants and agreements of Seller and the Owners contained in this Agreement or any of the Other Agreements shall affect Seller's obligation to pay, satisfy and perform all of the Retained Liabilities.

        3.2.   Assumption of the Assumed Liabilities.

        (a) Purchaser shall assume the Assumed Liabilities on the terms provided in subsection 3.2(b), except as set forth in Section 3.3.

        (b) Purchaser expressly agrees, effective on the Closing Date, to assume the Assumed Liabilities and thereafter to pay, perform and discharge in full, in accordance with their terms where applicable, the Assumed Liabilities. Nothing contained in this Agreement shall require Purchaser to pay, perform or discharge any of the Assumed Liabilities so long as Purchaser shall in good faith contest or cause to be contested the amount or validity thereof or shall in good faith assert any defense or offset thereto, and Seller and the Owners shall provide reasonable assistance to Purchaser in so contesting and defending such claims. Notwithstanding anything contained in this Agreement to the contrary, Purchaser shall not assume, pay, satisfy or discharge any of the Assumed Liabilities to the extent that such Liabilities are insured against (or but for the transfer of the Assets and assignment and assumption of the Assumed Liabilities pursuant to this Agreement, would have been insured against) by a Third Party under policies of insurance which Seller, KXII Television or, solely with respect to the Real Property, K-Twelve is unable to assign to Purchaser and which are maintained by Seller.

        3.3.   Assignment of Certain Contracts.

        (a) Nothing contained in this Agreement shall be construed as an attempt to agree to assign any Contract which is in Law non-assignable without the consent of any other party thereto, unless such consent shall have been given. Each of Seller, KXII Television and, solely with respect to the Real Property, K-Twelve shall use its commercially reasonable efforts to obtain all such necessary consents prior to the Closing, and to the extent any such necessary consent has not been obtained, each of Seller, KXII Television and, solely with respect to the Real Property, K-Twelve shall continue its commercially reasonable efforts to obtain such consent after the Closing, except that receipt of the FCC Consent and Final Order is a condition precedent to Closing. In order, however, that the full value of every such Contract which is included within the Assets may be realized, at Purchaser's request, direction and expense, Seller shall take all such commercially reasonable action as shall in the opinion of Purchaser be necessary or proper (i) in order to preserve for the benefit of Purchaser the rights and obligations of Seller under such Contracts, and (ii) to facilitate the collection of the monies due and payable, or to become due and payable, to Seller pursuant to every such Contract, and Seller shall remit such monies to Purchaser within five (5) business days of collection.

        (b) Purchaser shall be entitled to the benefits accruing after the Closing Date of any such non-assigned Contract. Purchaser, at its expense, shall perform all of Seller's, KXII Television's or, solely with respect to the Real Property, K-Twelve's obligations due to be performed under any such non-assigned Contract that is included among the Assumed Liabilities to the extent (i) Purchaser can perform such obligations without violating the terms of such non-assigned Contract, and (ii) Purchaser is being provided the benefits of such non-assigned Contract.

        3.4. Payment of Accounts Payable and Other Liabilities of Seller. On or before the Closing Date, Seller shall pay all Accounts Payable out of its cash (and not through the proceeds of liquidating any of the Assets or using any of the Assets themselves). On the Closing Date Seller shall have no Accounts Payable.

        3.5. No Intention to Benefit Third Parties. This Agreement is not intended to, and shall not, (i) benefit any Person other than the KXII Parties, Purchaser, Licensee and Gray or (ii) create any third party beneficiary right in any Person.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE KXII PARTIES.

        Each of the KXII Parties jointly and severally represents and warrants unto Gray, Licensee and Purchaser, and this Agreement is made and expressly conditioned upon, the following representations and warranties:

        4.1 Organization, Power, and Qualifications of Seller. Seller is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Texas and has the full power and authority to own all of its properties and assets and to carry on its business as it is now being conducted. Seller is duly qualified as a foreign limited partnership in each jurisdiction where the nature and extent of its Business requires such qualification, as set forth on Schedule 4.1.

        4.2 Organization, Power, and Qualifications of K-Twelve. K-Twelve is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Texas and has the full power and authority to own all of its properties and assets and to carry on its business as it is now being conducted. K-Twelve is duly qualified as a foreign limited partnership in each jurisdiction where the nature and extent of its Business requires such qualification.

        4.3 Organization, Power, and Qualifications of KXII Television. KXII Television is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Texas and has the full power and authority to own all of its properties and assets and to carry on its business as it is now being conducted. KXII Television is duly qualified as a foreign limited partnership in each jurisdiction where the nature and extent of its Business requires such qualification.

        4.4 Organization, Corporate Power, and Qualifications of KBI 1. KBI 1 is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has the full corporate power and authority to own all of its properties and assets and to carry on its business as it is now being conducted. KBI 1 is duly qualified as a foreign corporation in each jurisdiction where the nature and extent of its Business requires such qualification.

        4.5 Organization, Corporate Power, and Qualifications of KBI 2. KBI 2 is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has the full corporate power and authority to own all of its properties and assets and to carry on its business as it is now being conducted. KBI 2 is duly qualified as a foreign corporation in each jurisdiction where the nature and extent of its business requires such qualification.

        4.6 Organization, Corporate Power, and Qualifications of KXII Properties. KXII Properties is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas and has the full corporate power and authority to own all of its properties and assets and to carry on its business as it is now being conducted. KXII Properties is duly qualified as a foreign corporation in each jurisdiction where the nature and extent of its business requires such qualification.

        4.7 Authorization and Validity. Each of the KXII Parties has the requisite corporate or other power, capacity and authority necessary to enter into and perform its obligations under this Agreement and the Other Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly and validly authorized by all necessary corporate or other appropriate action in respect thereof on the part of each of the KXII Parties. This Agreement has been executed and delivered by each KXII Party who is an individual, the duly authorized general partners of each KXII Party that is a limited partnership and by the duly authorized officers of each KXII Party that is a corporation and constitutes the legal, valid, and binding obligation of each of the KXII Parties. This Agreement is enforceable against each of the KXII Parties in accordance with its terms.

        4.8 Ownership of Equity Interests. Each of the Owners owns (beneficially and legally) the number and types of equity interests specified on Schedule 4.8 with respect to any other KXII Party, opposite his, her, or its name, free and clear of any Encumbrance of any kind.

        4.9 Noncontravention. The execution and delivery by the KXII Parties of this Agreement and the other agreements contemplated on its part hereby does not, and the consummation by the KXII Parties of the transactions contemplated hereby and thereby will not, (i) violate any provision of the Articles of Incorporation, Partnership Agreement, or Bylaws, as applicable, of any of the KXII Parties, (ii) violate, or result (with the passage of time, the giving of notice or both) in a violation of, or result in the acceleration of or entitle any party to accelerate any obligation under, or result in the creation or imposition of, any Encumbrance upon any of the property of any of the KXII Parties pursuant to any provision of any mortgage, lien, lease, agreement, license, or instrument to which any KXII Party is a party or is subject, (iii) constitute an event permitting termination or acceleration of any mortgage, lien, lease, agreement, license, or instrument to which any KXII Party is a party, or (iv) violate (A) any judgment, order, writ, injunction, decree, regulation, or rule of any court or Governmental Authority applicable to any KXII Party, the Assets or the Station or (B) any Law.

        4.10 Consents, Approvals. Except for filings with and approvals of the transactions contemplated hereby by the FCC and except for consent from the CBS Television Network, none of the KXII Parties is required to make or obtain any consent, approval, notification, authorization or order of, or declaration, filing, or registration with any third party, including, without limitation, any Governmental Authority (i) in connection with the consummation of the transactions contemplated hereby, (ii) to avoid the loss of any license or the violation, breach, or termination of, or any default under, or the creation of any lien on any of the Assets pursuant to the terms of any Law, order, or other requirement or any contract binding upon any KXII Party or to which Assets may be subject, or (iii) to enable Gray, Purchaser and Licensee to continue the operation of the Business after the Closing substantially as conducted prior to the Closing.

        4.11 Subsidiaries and Investments. Seller has no Subsidiaries and Seller has not in the past and does not currently own, directly or indirectly, any capital stock or other equity, ownership, proprietary or voting interest in any Person.

        4.12 Financial Statements. Schedule 4.12 contains true and complete copies of the Historical Financial Statements. GAAP Basis Financial Statements, prepared by Seller's independent auditors Jaynes, Reitmeier, Boyd & Therrell, PC, Certified Public Accountants, Waco, Texas shall be delivered in accordance with Section 7.8. The GAAP Basis Financial Statements will have been prepared in accordance with GAAP, consistently applied and will fairly present the financial condition of Seller and KXII Television as of the respective dates thereof, and the results of operations, cash flows and retained earnings, and changes in financial position, respectively, of Seller and KXII Television, for the respective periods thereof. The Historical Financial Statements have been prepared based on Seller's and KXII Television's historical accounting practices, consistently applied and fairly present the financial condition of Seller and KXII Television as of the respective dates thereof, and the results of operations, cash flows and retained earnings, and changes in financial position, respectively, of Seller and KXII Television, for the respective periods thereof. Since December 31, 1998, (i) each of Seller and KXII Television have carried on its business only in the ordinary course of business consistent with past practice, (ii) there has been no Material Adverse Change, and (iii) neither Seller nor KXII Television has made any change in any method of accounting or any accounting practice.

        4.13   Title to and Condition of Real Property.

        (a) Schedule 4.13(a) contains a complete and accurate description of all the Real Property to be conveyed by Seller to Gray, indicating each KXII Party's interest therein.

The Real Property comprises all of the real property necessary to conduct the Business and operations of the Station as now conducted.

        (b) Each KXII Party indicated on Schedule 4.13(a) to have a fee simple interest in any of the Real Property has good, marketable, and insurable fee simple title to the Real Property to which that KXII Party is indicated to have a fee simple interest. Such interest is free and clear of all Encumbrances, except for Permitted Liens, and no portion of the Real Property is included in a Tax parcel that includes property other than the Real Property.

        (c) Schedule 4.13(c) contains a complete and accurate description of all the Leased Property and of the applicable lease creating each KXII Party's interest in the Leased Property (the "Ground Leases") and the terms of the KXII Party's interest therein. Each KXII Party has good, marketable and insurable leasehold title to all of the Leased Property described on Schedule 4.13(c) free and clear of all Encumbrances, except for Permitted Liens. Each KXII Party has delivered to Gray true and complete copies of all of the Ground Leases.

        (d) Schedule 4.13(d) contains a complete and accurate description of all leases of the Real Property and Leased Property pursuant to which any KXII Party is the landlord or sublandlord, (the "Tenant Leases") and the KXII Parties have delivered true and complete copies of the Tenant Leases to Gray. There are no leases or other agreements relating to occupancy of the Real Property or Leased Property, except for the Tenant Leases and no Person other than the tenants under the Tenant Leases has any right to occupancy of any portion of the Real Property or Leased Property. The KXII Party that is party to any Tenant Lease is the lessor or landlord or the successor lessor or landlord under such Tenant Lease free and clear of all Encumbrances except for the Permitted Liens and is entitled to receive the rents, issues and profits from such Tenant Lease.

        (e) Except as disclosed on Schedule 4.13(a), all towers, guy anchors, buildings, and other improvements owned by any KXII Party are located entirely on the Real Property listed on Schedule 4.13(a).

        (f) All Real Property (i) is available for immediate use in the conduct of the Business and operations of the Station and (ii) complies in all material respects with all applicable building, fire, health, handicapped persons, sanitation, use and occupancy or zoning Laws and the regulations of any Governmental Authority having jurisdiction thereof. There is no pending or, to any KXII Party's Knowledge, threatened condemnation or eminent domain proceedings that would affect the Real Property, or any part thereof and the KXII Parties have full legal and practical access to the Real Property and all utilities are available to the Real Property from a publicly dedicated right of way or through a valid private easement. The KXII Parties have furnished to Gray copies of any and all notices or reports received from any insurance company, engineer, or Governmental Authority with respect to any violations (or potential violations) of any applicable law affecting the Real Property or otherwise requiring or recommending work be performed on or at any of the Real Property (or improvements thereon), and all of the violations and requirements set forth in any such notices and reports have been cured or fulfilled to the satisfaction of those entities.

        (g) The Real Property listed on Schedule 4.13(a) and the Leased Property listed on Schedule 4.13(d) comprise all real property interests necessary to conduct the Business and operations of Seller as now conducted.

        4.14 Title to and Condition of Tangible Personal Property. (a) Schedule 4.14(a) lists all material items of Tangible Personal Property owned by any KXII Party, which comprises all material items of Tangible Personal Property necessary to conduct the Business and operations of the Station as now conducted. Except as specified on Schedule 4.14(a) such KXII Party owns and has good title to each item of Tangible Personal Property, and none of the Tangible Personal Property owned by such KXII Party is subject to any Encumbrance, other than Permitted Liens. Each item of Tangible Personal Property is available for immediate use in the Business and operations of the Station. Each item of Tangible Personal Property is in good condition and repair, reasonable wear and tear excepted, and is usable in the ordinary course of business consistent with past practices. Each item of Tangible Personal Property is adequate for its present and intended uses and operation. All items of transmitting equipment included in the Tangible Personal Property permit the Station to operate in all material respects in compliance with the terms of the FCC Licenses, the rules and regulations of the FCC, and with all other applicable Laws.

        (b) Schedule 4.14(b) contains a complete and accurate description of all the leased Tangible Personal Property and of the applicable lease creating any KXII Party's interest in the leased Tangible Personal Property, which includes the leases for motor vehicles (collectively, the "Personal Property Leases") and the terms of such KXII Party's interest therein. Such KXII Party has good leasehold title to the Leased Tangible Personal Property subject to the terms of the applicable Personal Property Leases and free of any Encumbrances, other than Permitted Liens. The KXII Parties have delivered to Gray true and complete copies of all of the Personal Property Leases. The owned Tangible Personal Property listed on Schedule 4.14(a) and the leased Tangible Personal Property listed on Schedule 4.14(b) comprise all personal property interests necessary to conduct the business and operations of Seller as now conducted.

        4.15 Litigation. There are no actions, suits, claims, investigations, or proceedings (legal, administrative, or arbitrative) pending, or to the KXII Parties' Knowledge threatened, against the KXII Parties, and to the KXII Parties' Knowledge no basis for any of the foregoing exists, whether at law or in equity and whether civil or criminal in nature, before or by any Federal, State, municipal, or other court, arbitrator, governmental department, commission, agency, or instrumentality, domestic or foreign, nor are there are any judgments, decrees, or orders of any such court, arbitrator, governmental department, commission, agency, or instrumentality outstanding against the KXII Parties. Except as disclosed on Schedule 4.15, no litigation (as described in the preceding sentence) has been pending during the three (3) years prior to the date hereof that, individually or in the aggregate, resulted in losses, damages, costs or expenses (whether or not covered by insurance) in excess of $10,000 or granted any injunctive relief against the KXII Parties.

        4.16   Environmental Matters.

        (a) To the KXII Parties' Knowledge, none of the Real Property, assets or premises of the KXII Parties pertaining to the Business, or the assets or premises formerly owned, leased, operated or managed, directly or indirectly, by the KXII Parties pertaining to the Business, or any of their predecessors or any of their current or former subsidiaries, contains, nor is there present at any such Real Property, assets or premises of the KXII Parties, or the assets or premises formerly owned, leased, operated or managed, directly or indirectly, by the KXII Parties, or any of their predecessors or any of their current or former subsidiaries, any (i) "hazardous substances" (as defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. 9601 et seq., as amended), (ii) asbestos, (iii) radon gas, (iv) underground storage tanks, (v) items or equipment containing polychlorinated biphenyls in excess of 50 parts per million, (vi) stored, spilled, or leaked petroleum products, or
(vii) accumulation of rubbish, debris, or other solid waste; nor is any of the Real Property, assets or premises pertaining to the Business of the KXII Parties, or the assets or premises pertaining to the Business formerly owned, leased, operated or managed, directly or indirectly, by the KXII Parties, or any of their predecessors or any of their current or former subsidiaries, the subject of governmental regulation or liability because of the past release, threat of release, discharge, storage, treatment, generation, or disposal of such substances.

        (b) To the KXII Parties' Knowledge, the KXII Parties are in compliance with all laws, rules, and regulations of all federal, state, and local governments (and all agencies thereof) concerning the environment, except for any noncompliance which could not reasonably be expected to have a Material Adverse Effect, and none of the KXII Parties, nor any of their predecessors or any of their current or former subsidiaries has received any written notice of a charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice having been filed or commenced against any of the KXII Parties, or any of their predecessors or any of their current or former subsidiaries in connection with their operation of the Station alleging any failure to comply with any such law, rule, or regulation.

        (c) To the KXII Parties' Knowledge, none of the KXII Parties, nor any of their predecessors or any of their current or former subsidiaries has any liability that could reasonably be expected to have a Material Adverse Effect under any law, rule, or regulation of any federal, state, or local government (or agency thereof) concerning the (i) release or threatened release of hazardous substances, (ii) pollution, or (iii) protection of the environment.

        (d) To the KXII Parties' Knowledge, all waste containing any hazardous substances generated, used, handled, stored, treated or disposed of (directly or indirectly) by the KXII Parties, or any of their predecessors or any of their current or their former subsidiaries has been released or disposed of in compliance with all applicable reporting requirements under any Law, and none of the KXII Parties has Knowledge of any Environmental Claim (as herein defined) with respect to any such release or disposal.

        (e) To the KXII Parties' Knowledge, without limiting the generality of any of the foregoing, (i) all on-site and off-site locations where the KXII Parties, or any of their predecessors or any of their current or former subsidiaries has stored, disposed or arranged for the disposal of hazardous substances are identified in Schedule 4.16, and (ii) no polychlorinated biphenyls (PCB's) are used or stored on or in any Real Property owned, leased, operated or managed by the KXII Parties, or any of their predecessors or any of their current or former subsidiaries.

        (f) For purposes of this Agreement:

               (i) "Environmental Claim" shall mean any Litigation in any court or before or by any Governmental Authority or private arbitrator, mediator or tribunal against any of the KXII Parties (including, without limitation, notice or other communication written or oral by any Person alleging potential liability for investigatory costs, cleanup costs, private or governmental response or remedial costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based upon, or resulting from (i) any Environmental Matter or (ii) any circumstances or state of facts forming the basis of any Liability, or alleged Liability under, or violation or alleged violation under, any Environmental Law.

               (ii) "Environmental Matter" shall mean any matter or circumstances existing prior to Closing related in any manner whatsoever to (i) the emission, discharge, disposal, release or threatened release of any hazardous substance into the environment, or (ii) the treatment, storage, recycling or other handling of any hazardous substance or (iii) the placement of structures or materials into waters of the United States, or (iv) the presence of any hazardous substance, including, but not limited to, asbestos, in any building, structure or workplace or on any of the Real Property.

        4.17 Trade Names, Trade Marks, etc. Seller has and owns, or has the right to use, all trademarks, service marks, trade names, business names, copyrights, designs, trade secrets, and know-how used in the Business, including, but not limited to, the items listed on Schedule 4.17 as a part of the Intangible Property. There are no claims or proceedings pending, or to Seller's Knowledge threatened, against Seller asserting that its use of any Intangible Property infringes the rights of any other Person and Seller has no Knowledge of any use by Seller that may, with notice or passage of time, give rise to such a claim. Seller has not licensed or otherwise assigned any Intangible Property to any third party and, to Seller's Knowledge, there are no existing infringing uses of the Intangible Property by any third parties. All royalties, limitations, restrictions, or other obligations of Seller with respect to the ownership or use of the Intangible Property are set forth on
Schedule 4.17.

        4.18 Governmental Authorization and Compliance With Laws. All governmental licenses, certificates, permits, and approvals required for the conduct of the Business as now conducted are listed on Schedule 4.18. Seller has obtained all such licenses, permits, and approvals and all are in full force and effect. The Business of the Station has been operated in compliance with all applicable Laws, orders, regulations, policies, and guidelines of all

Governmental Authorities (including, without limitation, those relating to FCC matters and environmental laws and regulations), except for violations of such Laws, orders, regulations, policies, and guidelines which do not affect and cannot reasonably be expected to have a Material Adverse Effect on the Assets or the Business, financial condition, Assets, liabilities, results of operations or cash flows of Seller. Seller has received no notice of, and no investigation or review is pending before, or to Seller's Knowledge threatened by, any Governmental Authority (i) with respect to any alleged violation by Seller of any Law, order, regulation, policy, or guideline of any Governmental Authority related to the operation of the Station, or (ii) with respect to any alleged failure to have all permits, certificates, licenses, approvals, and other authorizations required in connection with the Business, Assets or operation of the Station.

        4.19 FCC Licenses. Seller is now and on the Closing Date will be the holder of the FCC Licenses as listed in Schedule 4.19, with regular unconditional renewals thereof having been granted for the full license term. The FCC Licenses constitute all of the licenses and authorizations required for and/or used in the operation of the Business as now operated, and the FCC Licenses are now and on the Closing Date will be in full force and effect and unimpaired by any act or omission of Seller, or its officers, directors, employees, or agents. There is not now pending, or to Seller's or any of the Owners' Knowledge, threatened, any action by or before the FCC to revoke, cancel, rescind, modify, or refuse to renew in the ordinary course any of the FCC Licenses, or any investigation, Order to Show Cause, Notice of Violation, Notice of Apparent Liability, or a forfeiture or material complaint against the Station or Seller. None of Seller or any of the Owners Knows of any reason why the FCC would not renew the FCC Licenses in the ordinary course. In the event of any such action, or the filing or issuance of any such order, notice, or complaint or Knowledge of the threat thereof, Seller shall notify Purchaser of same in writing within five (5) days, and shall take all reasonable measures to contest in good faith or seek removal or rescission of such action, order, notice, or complaint, and shall pay any sanctions imposed. All material reports, forms, and statements required to be filed by Seller with the FCC with respect to the Station have been filed and are complete and accurate in all material respects. The Station is now and on the Closing Date will be operating in accordance with the FCC Licenses, and in compliance with the Communications Act of 1934, as amended, and the Rules and Regulations of the FCC. The operation of the Station, including, but not limited to, Seller's use and operation of its existing tower sites, conforms to the standards adopted by the FCC in Guidelines Evaluating the Environmental Effects of Radio Frequency Radiation, Report and Order, IT Docket 93-62 (August 1, 1996) (FCC 96-326), as modified on reconsideration, Second Memorandum Opinion and Order, FCC 97-303 (released August 23, 1997).

        4.20   Labor Relations.

        (a) Seller and KXII Television have paid or made provision for payment of all salaries and wages of employees accrued through the date of this Agreement. Seller and KXII Television are in compliance with all federal and state Laws respecting employment and employment practices, terms and conditions of employment, safety of the workplace, wages and hours, and nondiscrimination in employment, and is not Knowingly engaged in any unfair or illegal employment practice;

        (b) There is no charge, complaint, other claim, compliance review, audit or investigation pending before, being conducted or, to Seller's and KXII Television's Knowledge, threatened by any court, agency, arbitral panel or other tribunal alleging, or that could result in an allegation of, unlawful discrimination, unauthorized employment, harassment, any unfair labor practice or violation of any Law or legal principle by Seller and KXII Television relating to any aspect of employment or the workplace, nor to Seller and KXII Television's Knowledge is there a basis for any such claims;

        (c) There is no labor strike, dispute, slowdown, or stoppage actually pending or, to Seller's and KXII Television's Knowledge, threatened against or involving Seller and KXII Television;

        (d) There are no collective bargaining agreements binding on Seller and KXII Television;

        (e) To Seller's and KXII Television's Knowledge, no employee representative or labor organization is seeking to represent Seller's and KXII Television's employees or has requested an election or a collective bargaining agreement, nor are Seller or KXII Television currently negotiating or contemplating negotiating such an agreement; and

        (f) Except as listed specifically on Schedule 4.20, Seller and KXII Television have no written contract of employment, change of control agreement or other agreement with any employee of the Station, and Seller and KXII Television have no unwritten contract of employment, change of control agreement or other agreement that is not terminable at will without any payment or other obligation on the part of Seller or KXII Television or any successor.

        4.21 Insurance. Schedule 4.21 is a true and complete list, showing company and type and amount of coverage, of all insurance policies providing coverage for the KXII Parties, the Assets, the Business or the operation of the Station, its employees, or third parties. The KXII Parties have provided correct and complete copies of each such policy to Gray on or before the date hereof. The KXII Parties are neither in default with respect to any provision of any of its insurance policies nor has it failed to give any notice or present any claim thereunder in due or timely fashion or as required by any of such insurance policies which would result in failure to recover in full under such policies. The KXII Parties have complied with the insurance requirements of (A) all leases related to the Station to which it is a party; (B) all other contracts and agreements to which the KXII Parties are a party; and (C) all Laws.

        4.22 Accounts Receivable. All accounts receivable of Seller reflected on its financial statements, as prepared and maintained through the Closing Date, arose from bona fide transactions in the ordinary course of business, and constitute valid and binding obligations of the account debtors for the full face amount thereof, without discount, offset, or other claim or allowance. The reserve for doubtful accounts contained in the financial statements is adequate to protect the Purchaser from losses by reason of non-collection of such accounts.

        4.23 Accounts Payable. All accounts payable of each of Seller and KXII Television reflected on its financial statements, as prepared and maintained through the Closing Date, arose from bona fide transactions in the ordinary course of business, and constitute valid debts or obligations of Seller and KXII Television for the full face amount thereof.

        4.24   Tax Returns, Audits, and Liabilities.

        (a) Seller (or its predecessor) and KXII Television have: (i) timely filed all Tax Returns in accordance with all applicable laws (including any applicable extensions); (ii) paid all Taxes shown to have become due pursuant to such Tax Returns; (iii) properly accrued for all Taxes due or payable in respect of the current period in the Financial Statements; and (iv) paid all Taxes for which a notice of, or assessment or demand for, payment has been received or which are otherwise due and payable, other than Taxes being contested in good faith, as identified on Schedule 4.24 for which an adequate reserve has been established. All such Tax Returns are true and correct in all material respects and reflected the true facts regarding the income, business, assets, operations, activities, and status of Seller (or its predecessor) and KXII Television and any other information required to be shown therein.

        (b) Except as disclosed on Schedule 4.24, in the past five (5) years, none of Seller's or KXII Television's Tax Returns has been audited by any Governmental Authority. There is no action, suit, proceeding, investigation, audit, claim, or assessment pending or proposed with respect to Taxes or with respect to any Tax Return for Seller or KXII Television; (ii) there are no liens for Taxes upon the assets of Seller or KXII Television, other than liens for taxes not yet past due; (iii) there are no waivers or extensions of any applicable statute of limitations for the assessment or collection of Taxes with respect to any Tax Return that remains in effect; and (iv) there are no Tax rulings, request for rulings, or closing agreements relating to Seller or KXII Television that could affect its liability for Taxes for any period after the Closing Date.

        4.25   Certain Contracts.

        (a)    Except as listed on Schedule 4.25:

               (i) the KXII Parties do not have any employment agreements or any incentive compensation, profit-sharing, stock option, stock appreciation rights, stock purchase, savings, deferred compensation, retirement, pension, or other plans or benefit arrangements or practices with or for the benefit of any officer, employee, or any other person, or any consulting agreement or other arrangement with any officer, employee, former officer, or former employee;

               (ii) no officer, director or any KXII Party has any other agreement with Seller or any interest in any of the Assets; and

               (iii) except for contracts for the sale of advertising time entered into in the normal course of business, none of the KXII Parties is a party to or bound by any contract, commitment, purchase order, or sales order, oral or written, related to the Business or operation of the Station. All leases, agreements, licenses, or instruments related to the Business to which any of the KXII Parties is a party are in full force and effect and are binding obligations of the parties thereto, and no event or condition has occurred or exists, or is alleged by any of the other parties thereto to have occurred or existed, which constitutes, or with lapse of time or the giving of notice or both, might constitute a material default or a basis for acceleration of any obligation, force majeure, or other claim of excusable delay or nonperformance thereunder or in respect thereof, whether on the part of the KXII Parties or any other party. In connection with the consummation of the transactions contemplated by this Agreement or otherwise, there are no consents, approvals, notifications, or other actions required to be taken pursuant to the terms of any contract or commitment to which any of the KXII Parties is a party, except as described on
               Schedule 4.25.

        (b) Schedule 4.25 contains a list and correct and complete copies of the following contracts and agreements:

               (i) all powers of attorney given by the KXII Parties;

               (ii) all programming and network affiliation agreements of Seller or that relate to the Business, the Assets or the Station;

               (iii) all Tradeout Agreements; and

               (iv) any contract or agreement that (i) provides for monthly payments in excess of $1,000 or yearly payments in excess of $12,000; (ii) requires performance by Seller, K-Twelve and KXII Television of any obligation for a period of time extending beyond six (6) months from the Closing Date or is not terminable by Seller, K-Twelve and KXII Television without penalty upon sixty (60) days or less notice; (iii) evidences, creates or guarantees indebtedness of Seller, K-Twelve and KXII Television; or (iv) guarantees or endorses the liabilities or obligations of any other Person.

        4.26 Employees. Schedule 4.26 is a true and complete list of all personnel employed by Seller as of the date of this Agreement, including the names and current addresses of all such persons, their job classifications, rates of pay, length of service, and a brief description of the employment benefits provided to them, including group insurance, vacation, severance, health and accident benefits, and retirement pay, if any.

        4.27   Employee Benefit Plans.

        (a) Schedule 4.27 contains an accurate and complete list of each employee benefit plan established, maintained, or contributed to by Seller or KXII Television. Each such plan is maintained and administered in material compliance with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and any other applicable Laws, its governing documents and any oral or written communications from Seller or KXII Television to any participant in or beneficiary of such plan. Neither Seller nor KXII Television nor any such employee benefit plan is liable for any material fine, excise tax, or loss of income tax deduction with respect to the operation of any such employee benefit plan. No reportable event, as defined in Section 4043 of ERISA, that could have a Material Adverse Effect on Seller or KXII Television, has occurred with respect to any employee benefit plan of Seller or KXII Television. The consummation of the transactions contemplated by this Agreement will not result in any withdrawal liability on the part of Seller or KXII Television under a multi-employer plan. No plan or benefit arrangement established or maintained by Seller or KXII Television or to which Seller or KXII Television is obligated to contribute has any "accumulated funding deficiency" as defined by ERISA. Seller and KXII Television have not incurred any liability to the Pension Benefit Guaranty Corporation with respect to any such plan. There are no material claims (other than routine claims for benefits), lawsuits or governmental proceedings pending or, to Seller's and KXII Television's Knowledge, threatened with respect to any employee benefit plan of Seller or KXII Television. No claims or liabilities in respect of any of Seller's and KXII Television's employee benefit plans shall be imposed upon Purchaser or Gray as a result of the transactions described herein.

        (b) Seller and KXII Television have filed all returns and reports required to be filed with respect to its employee benefit plans, and has paid or made provision for the payment of all fees, interest, penalties, assessments, or deficiencies that may have become due pursuant to those returns or reports or pursuant to any assessment or adjustment that has been made relating to those returns or reports. All other fees, interest, penalties, and assessments that are payable by or for Seller or KXII Television have been timely reported, fully paid, and discharged. There are no unpaid fees, penalties, interest, or assessments due from Seller or KXII Television relating to any employee benefit plan that are or could become an Encumbrance on any assets of the Station or are otherwise material. Seller and KXII Television have furnished to Purchaser true and complete copies of all documents setting forth the terms and funding of each employee benefit plan.

        (c) Neither Seller nor KXII Television is liable for any welfare benefits (as defined in ERISA Section 3(1)) to its employees or other individuals associated with Seller and KXII Television after retirement or other separation from service other than to the extent required by Code Section 4980B and Part VI of Title I of ERISA (COBRA).

        (d) For purposes of this Section 4.27, "Seller" and "KXII Television" mean Seller and KXII Television and any entity which, together with Seller or KXII Television, would be treated as a single employer under Section 414(n) of the Code.

        4.28 No Brokers. None of the KXII Parties has employed any brokers or finders, or incurred any liability for any brokerage fees, commissions, finders' fees, or financial advisory fees in connection with the transactions contemplated hereby, and the KXII Parties agree to hold Gray, Purchaser and Licensee harmless from any claim relating to such fees or compensation made by the KXII Parties or anyone employed by the KXII Parties.

        4.29 Computer Software and Database. All computer software licensed, leased or otherwise used in connection with the Business and the Station is standard, pre-packaged and licensed and none of such computer software is proprietary, internally developed or owned by Seller or KXII Television. Each of Seller and KXII Television has, and upon consummation of the transactions contemplated by this Agreement, Purchaser will have, all computer software and databases that are necessary to operate the Business as presently conducted by Seller and KXII Television and all documentation and necessary licenses relating to all such computer software and databases.

        4.30 Interested Transactions. Except as set forth in Schedule 4.30, neither Seller nor KXII Television is a party to any contract or other transaction with any Affiliate of Seller or KXII Television, any Related Party of any Affiliate of Seller or KXII Television (other than as an Owner or employee of Seller or KXII Television), or any Person in which any of the foregoing (individually or in the aggregate) beneficially or legally owns, directly or indirectly, five percent (5%) or more of the equity or voting interests. Each of such contracts and other transactions described in the preceding sentence was negotiated on an arm's length basis, contains pricing terms that reflected fair market value at the time entered into and otherwise contains terms and conditions comparable to those customarily contained in similar transactions between unrelated parties. Except as described in Schedule 4.30, none of the Persons described in the first sentence of this Section 4.30 owns, or during the last three (3) years has owned, directly or indirectly, beneficially or legally (individually or in the aggregate), five percent (5%) or more of the equity or voting interests of any Person that competes with Seller or the Station.

        4.31 Full Disclosure. No statement contained herein or in any document, certificate, or other writing furnished or to be furnished by the KXII Parties to Gray, the Licensee and the Purchaser pursuant to the provisions of this Agreement contains or shall contain any untrue statement of a material fact or shall omit to state any material fact necessary, in the light of the circumstances under which it was made, to make the statements therein not misleading. The due diligence materials delivered by the KXII Parties to Gray, the Licensee and Purchaser are correct and complete in all material respects and do not omit any material facts necessary to make the facts disclosed by such materials not misleading.

        4.32 Absence of Undisclosed Liabilities. None of the KXII Parties has Knowledge of any Undisclosed Liabilities or any basis for or threat of an assertion against any of the KXII Parties, the Business or the Assets of any Undisclosed Liability, except for Liabilities incurred since the Unaudited Balance Sheet Date in the ordinary course of business consistent with past practice, none of which are Material.

        4.33 Compliance with the Immigration Reform and Control Act. Each of KXII Television and Seller is in full compliance with and has not violated the terms and provisions of the Immigration Reform and Control Act of 1986, and all related regulations promulgated thereunder (the "Immigration Laws"). With respect to each employee (as defined in Section 274a.1(f) of Title 8, Code of Federal Regulations) of Seller and KXII Television for whom compliance with the Immigration Laws by an employer (as defined in Section 274a.1(g) of Title 8, Code of Federal Regulations) is required, Seller and KXII Television have supplied, or shall supply prior to the Closing Date, to Purchaser such employee's Form I-9 (Employment Eligibility Verification Form) and all other records, documents or papers which are retained with the Form I-9 by the employer pursuant to the Immigration Laws. Neither KXII Television nor Seller has ever been the subject of any inspection or investigation relating to its compliance with or violation of the Immigration Laws, nor has either been warned, fined or otherwise penalized by reason of any failure to comply with the Immigration Laws, nor is any such proceeding pending or threatened.

        4.34 Absence of Changes. Except as disclosed on Schedule 4.34, since the Unaudited Balance Sheet Date, (i) the Business has been carried on only in the ordinary course of business consistent with past practice, (ii) there has been no Material Adverse Change, and there has been no event or circumstance which is reasonably anticipated to result in a Material Adverse Change with respect to Seller, KXII Television, the Business, the Station or the Assets, (iii) neither Seller nor KXII Television has directly or indirectly declared or authorized any dividends or other distributions or payments in respect of its partnership interests which have not been paid in full, (iv) neither Seller nor KXII Television has made any change in any method of accounting or accounting practice, and (v) neither Seller nor KXII Television has cancelled, modified or waived, without receiving payment or performance in full, any (a) Liability owed to Seller or KXII Television, including without limitation, any receivable of Seller or KXII Television from any Affiliate or any Related Party to an Affiliate, (b) Litigation Seller or KXII Television may have against other Persons, or (c) other rights of Seller or KXII Television.

        4.35 Reliance and Survival. The foregoing representations and warranties have been made by the KXII Parties with the knowledge and expectation that each of Purchaser, Licensee and Gray is placing complete reliance thereon, and all such representations and warranties shall survive the Closing.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF GRAY, PURCHASER AND LICENSEE.

        Each of Gray, Purchaser and Licensee represents and warrants to the KXII Parties as follows:

        5.1 Organization and Existence of Gray, Purchaser and Licensee. (a) Gray is a corporation duly organized and validly existing under the laws of the State of Georgia and has the power and authority to own all of its properties and assets and to carry on its business as it is now being conducted.

        (b) Purchaser is a corporation duly organized and validly existing under the laws of the State of Georgia and has the power and authority to own all of its properties and assets and to carry on its business as it is now being conducted.

        (b) Licensee is a corporation duly organized and validly existing under the laws of the State of Delaware and has the power and authority to own all of its properties and assets and to carry on its business as it is now being conducted.

        5.2 Authorization and Validity. Each of Gray, Purchaser and Licensee has the full power and authority to execute and deliver this Agreement and the other agreements and instruments contemplated on its part hereby and to consummate the transactions contemplated on its part hereby and thereby; each of Gray's, Purchaser's and Licensee's execution and delivery of this Agreement and consummation of the transactions contemplated hereby and thereby have been duly authorized by its Board of Directors; and this Agreement has been duly executed and delivered and constitutes the valid and binding agreement of each of Gray, Purchaser and Licensee, enforceable in accordance with its terms.

        5.3 Noncontravention. Neither the execution nor delivery of this Agreement by any of Gray, Purchaser or Licensee nor the consummation by any of Gray, Purchaser or Licensee of the transactions contemplated hereby and thereby will violate any provision of the Articles of Incorporation or Bylaws of any of Gray, Purchaser or Licensee, or of any other material instrument, agreement, order, or decree binding on any of Gray, Purchaser or Licensee, the effect of which violation would be the prevention, delay, avoidance, or voidableness of this Agreement or the transactions contemplated hereby.

        5.4 Consents, Approvals. Except for filings with and approvals of the transactions contemplated hereby by the FCC, none of Gray, Purchaser nor Licensee is required to make or obtain any consent, approval, notification, authorization or order of, or declaration, filing, or registration with any Governmental Authority or any other third party in connection with consummation by any of Gray, Purchaser or Licensee of the transactions contemplated hereby.

        5.5 No Brokers. Other than an approximately 1% fee paid by Gray to Bull Run Corporation (which does not affect the Purchase Price hereunder), none of Gray, Purchaser nor Licensee has employed any brokers or finders or incurred any liability for any brokerage fees, commissions, finders' fees, or financial advisory fees in connection with the transactions contemplated hereby, and each of Gray, Purchaser and Licensee agrees to hold Seller harmless from any claim relating to such fees or compensation made by any of Gray, Purchaser or anyone employed by either of them.

        5.6 Financial Ability. Gray, Purchaser and Licensee have the financial ability to close the transactions contemplated under this Agreement, and will close those transactions according to the terms of, and subject to the conditions contained in, this Agreement.

SECTION 6. FCC APPROVAL.

        6.1 Filing and Prosecution of Application. Within ten (10) days after the execution of this Agreement, Licensee and Seller shall each file applications with the FCC requesting the transfer and assignment of the FCC Licenses of the Station from Seller to Licensee. (the "Assignment
Applications"). Licensee and Seller shall take all steps reasonably necessary to the expeditious prosecution of the Assignment Applications to a favorable conclusion, using their best efforts throughout.

        6.2 Expenses. Each party shall bear its own expenses in connection with the preparation of the applicable sections of the Assignment Application and in connection with the prosecution of such application. Seller and Gray will divide and pay equally any filing fee or grant fee imposed by the FCC.

        6.3 Time for FCC Consent. If the FCC rejects the Assignment Application for incompleteness, it shall be completed by the party (or parties) whose portion of the Assignment Application was incomplete and then shall be promptly resubmitted. If the Assignment Application is rejected by the FCC for a reason which precludes resubmission, this Agreement shall terminate without notice or other action by the parties. If the FCC accepts the Assignment Application, whether as initially filed or as resubmitted, then, if the FCC has not given its written consent to the transfer of the FCC Licenses by December 31, 1999, the time for FCC consent shall be automatically extended until May 31, 2000, so long as no party is otherwise in default hereunder. In the event that the FCC consent has not been granted on or before May 31, 2000, either party may terminate this Agreement pursuant to Section 13.1. If the Closing has not occurred prior to August 15, 1999, the Company shall apply to the FCC prior to such date for all necessary authorizations to construct and operate digital television facilities on or before May 1, 2002.

        6.4 Control of Station. Until the Closing, none of Purchaser, Gray nor Licensee shall, directly or indirectly, control, supervise, or direct the operation of the Station, but such operation shall be the sole responsibility of Seller. Pending the Closing, none of Purchaser, Gray nor Licensee shall represent that it is acting as agent or representative of Seller in connection with the operation of the Station or any personnel actions affecting the Station's employees.

        6.5 No Reversion of Licenses. Neither the Owners, nor any person affiliated with the Owners, has retained any right of reversion of the FCC Licenses. Further, no person affiliated with the Owners has the right to a reassignment of the FCC Licenses in the future, and the Owners or their affiliates have not reserved the right to use the facilities of the Station for any period whatsoever. There is no contract, arrangement, or understanding, express or implied, pursuant to which, as consideration or partial consideration for the transactions contemplated hereby, such rights as stated above are retained.

        6.6 Regulatory Matters. Gray, Purchaser, Licensee and the KXII Parties will cooperate and use their best efforts to prepare all documentation, to make all filings, and to obtain all permits, consents, approvals, and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement. Each party shall be primarily responsible for accomplishing all such matters applicable to it (or them) but shall take all such further action in that regard as the other party shall reasonably request.

SECTION 7. SPECIAL COVENANTS AND AGREEMENTS.

        7.1 Confidentiality. Except as necessary for the consummation of the transactions contemplated by this Agreement, except as and to the extent required by law or securities filings, and except as permitted by Section 7.8, each party will keep confidential any information obtained from the other party in connection with the transactions contemplated by this Agreement. If this Agreement is terminated, each party will return to the other party all information obtained by such party from the other party in connection with the transactions contemplated by this Agreement.

        7.2 Cooperation. Gray, Purchaser, Licensee and the KXII Parties shall cooperate fully with each other and their respective counsel and accountants in connection with any actions required to be taken as part of their respective obligations under this Agreement, and Gray, Purchaser, Licensee and the KXII Parties shall execute such other documents as may be necessary and desirable to implement and consummate this Agreement, and shall otherwise use their commercially reasonable efforts to consummate the transaction contemplated hereby and to fulfill their obligations under this Agreement.

        7.3 Access to Books and Records. Gray, Licensee and Purchaser shall provide Seller reasonable access and the right to copy for a period of three years from the Closing Date any books and records relating to Seller.

        7.4 Certain Investments. Prior to the Closing, Employee accounts will be liquidated or written off at the election of Seller.

        7.5 Acquisition Proposals. None of the KXII Parties or any of their officers and directors, as the case may be, shall, and each of the KXII Parties will, use its best efforts to cause its respective employees, agents, and representatives (including, with limitation, any investment banker, attorney or accountant retained by the KXII Parties) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal with respect to a merger, consolidation, share exchange or similar transaction involving Seller, or any purchase of all or any significant portion of the Assets of Seller, or any equity interest in Seller, other than the transactions contemplated hereby (an "Acquisition Proposal"), or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition.

        7.6 Publicity. The parties hereto agree that they will consult with each other concerning any proposed press release or public announcement pertaining to the Agreement and the transactions contemplated thereby and shall use their best efforts to agree upon the text of any such press release or the making of such public announcement.

        7.7 Supplying of Financial Statements. Seller and KXII Television shall deliver to Gray and Purchaser promptly upon completion of the audit at Gray's or Purchaser's cost and expense, audited Financial Statements of Seller and KXII Television for the year ended December 31, 1998, prepared by its independent auditors, Jaynes, Reitmeier, Boyd & Therrell, PC, Certified Public Accountants, Waco, Texas, which Financial Statements will have been prepared in accordance with GAAP. Furthermore, Seller and KXII Television shall deliver to Gray and Purchaser within twenty (20) days following the end of each month true and complete copies of all unaudited monthly financial statements of Seller and KXII Television for each calendar month ending subsequent to December 31, 1998 and prior to the Closing Date in the format historically utilized internally by Seller and KXII Television and, to the extent applicable, within ninety (90) days following the end of each year true and completed copies of annual audited financial statements of Seller and KXII Television for each year subsequent to 1998.

        7.8 Cooperation in Preparation of Filings. The KXII Parties shall cooperate in providing to Gray all information required or reasonably desirable for the preparation of the Registration Statements described in the KWTX Merger Agreement and KBTX Merger Agreement and such other filings with the Securities and Exchange Commission as Gray deems necessary or appropriate.

        7.9 Supplements to Schedules. Seller shall from time to time after the date hereof, supplement or amend the Schedules referred to in Section 4 with respect to any matter arising after the date hereof which, if existing or occurring at the date hereof, would have been required to be set forth or described in such Schedules. Gray and Purchaser may unilaterally extend the Closing Date if necessary to allow Gray and Purchaser ten (10) business days to review such supplements to the Schedules prior to the Closing Date. If, in Gray's reasonable determination, any such supplements to the Schedules reveal any Material Adverse Change, Gray and Purchaser shall give written notice to Seller of its determination. Seller shall then have a period of ten (10) business days to reasonably satisfy Gray and Purchaser that there has been no Material Adverse Change, or to remedy such Material Adverse Change. If, following such ten (10) business day cure period, in Gray's and Purchaser's reasonable determination, such Material Adverse Change still exists, Gray and Purchaser may terminate this Agreement pursuant to Section 13.1(e).

        7.10 Use of Name. Within 10 days after the Closing Date, each of the KXII Parties, other than K-Twelve, as applicable, (i) shall change its name and cause any and all Affiliates to change their names to a name wholly dissimilar to "KXII," and any variation or derivation thereof; (ii) shall provide such evidence of such name change as Purchaser may reasonably request; and (iii) shall not thereafter use, or permit any of its Affiliates to use, the name "KXII", or any similar name or variation or derivation thereof in any circumstances. In connection with enabling Purchaser, at or after the Closing, to use the name "KXII," and any variation or derivation thereof, the KXII Parties shall execute and deliver to Purchaser all consents related to such use of names as may be reasonably requested by Purchaser from time to time. All rights to the name "KXII," and any variation or derivation thereof, and all rights to all names used in connection with the Business are being conveyed to Purchaser as part of the Assets.

        7.11   Certain Tax Matters.

        (a) Seller shall file all Tax Returns required to be filed by it on or before the Closing Date.

        (b) Purchaser, on the one hand, and the KXII Parties, on the other hand, shall provide the other parties to this Agreement, at the expense of the requesting party, with such assistance as may reasonably be requested by any of them in connection with the preparation of any Tax Return, any audit or other examination by any Governmental Authority, or any judicial or administrative proceedings relating to Liability for Taxes, and each will retain and provide the requesting party with any records or information that may be relevant to any of the foregoing.

        (c) At the Closing, Seller shall pay out of the Purchase Price all Taxes relating to the Transfer of the Assets to Purchaser. Seller shall file all necessary documentation and Tax Returns required to be filed by it with respect to such Taxes.

        7.12   Other Expenses.

        (a) Seller or the Owners (after the Closing and not from or out of the Assets) shall pay any fees and expenses in connection with the prepayment, release, satisfaction or removal of any Encumbrances affecting the Assets other than Permitted Liens.

        (b) Gray shall pay all costs and fees relating to the environmental report or reports required by Section 9.8.

        7.13 Further Assurances. At any time and from time to time after the Closing, the KXII Parties shall, at the request of Purchaser, Licensee or Gray, take any and all actions necessary to fulfill their respective obligations hereunder, to put Purchaser in actual possession and operating control of the Assets and execute and deliver such further instruments of conveyance, sale, transfer and assignment, and take such other actions necessary or desirable to effectuate, record of perfect the transfer of the Assets to Purchaser free and clear of all Encumbrances (other than Permitted Encumbrances), to confirm the title of the Assets to Purchaser, to assist Purchaser in exercising rights relating thereto, or to otherwise effectuate or consummate any of the transactions contemplated hereby.

        7.14 Title Search; Discharge of Encumbrances; Title Insurance. As soon as practicable after the date hereof, the KXII Parties shall (i) each use commercially reasonable efforts to ascertain all Encumbrances, if any, to which any of the Assets or the FCC Licenses is subject, (ii) notify Gray, Purchaser and Licensee in writing of the nature and extent thereof, and (iii) discharge all such Encumbrances (other than Permitted Liens). Without limiting the generality of the foregoing, the KXII Parties shall provide to Gray, Purchaser and Licensee Uniform Commercial Code searches (conducted as soon as possible after the date hereof and updated through a date not more than ten (10) days prior to the Closing Date) of filings made pursuant to Article 9 thereof in all jurisdictions where Seller or K-Twelve has any Assets. The KXII Parties agree to provide the title insurance company issuing title insurance policies or commitments to Purchaser with any and all certificates, affidavits, indemnities or other assurances that it may reasonably request for the purpose of permitting such title insurer to delete the standard, general or printed exceptions set forth in the title policy or title commitment and any Encumbrances other than Permitted Liens.

        7.15 Transfer of Real Property. Prior to the Closing Date, K-Twelve and each other KXII party indicated on Schedule 4.13(a) shall deliver to Seller a general warranty deed transferring all of K-Twelve's and each such other KXII Party's right, title and interest in the Real Property to Seller.

        7.16 Transfer of Certain Assets. Prior to the Closing Date, KXII Television shall transfer to Seller all of its rights, title and interest in and to each of the Assets that it owns, free and clear of all Encumbrances other than Permitted Liens.

        7.17 Digital Television Applications. If the Closing has not occurred prior to August 15, 1999, Seller agrees to apply to the FCC prior to such date for all necessary authorizations to construct and operate digital television facilities on or before May 1, 2002.

        7.18 Earnest Money. The Earnest Money, in the form of cash, shall be paid to the Earnest Money Escrow Agent for the account of Seller within three
(3) business days after the date hereof. The cash Earnest Money shall be held in accordance with the provisions of the Escrow Agreement substantially in the form of Exhibit A attached hereto and shall be paid to Seller at the Closing.

SECTION 8. CONDITIONS PRECEDENT FOR SELLER AND THE OWNERS.

        Seller's and the Owners' obligation to effect the transactions contemplated by this Agreement shall be subject, to the extent not waived, to the satisfaction of each of the following conditions at or prior to the Closing.

        8.1 Representations and Warranties. The representations and warranties of Gray, Licensee and Purchaser contained in this Agreement shall be true, complete, and correct in all material respects as of the date when made and, except for changes expressly contemplated by this Agreement, on and as of the Closing Date as though such representations and warranties had been made on and as of the Closing Date, and Gray, Licensee and Purchaser shall have delivered to Seller a certificate or certificates, signed by the Chairman or the President of Gray, Licensee and Purchaser and dated the Closing Date, to such effect.

        8.2 Performance of this Agreement. Each of Gray, Licensee and Purchaser shall have performed and complied in all material respects with all covenants, conditions, and agreements required by this Agreement to be performed or complied with by it prior to or on the Closing Date and Gray, Licensee and Purchaser shall have delivered to Seller and its counsel all of the documents specified or required to be delivered in accordance with the provisions hereof.

        8.3 Proceedings. All corporate and other proceedings to be taken by Gray, Licensee and Purchaser in connection with the transactions contemplated hereby shall have been completed and all such proceedings and all documents incident thereto shall be reasonably satisfactory in substance and form to Seller, and Seller shall have received all such counterpart originals or certified or other copies of such documents as Seller may reasonably request.

        8.4 FCC Consent. The FCC Consent shall have been granted without the imposition of any condition thereon adverse to Seller or the Owners and (unless waived by the Purchaser) shall have become a Final Order. All other consents and authorizations by third parties and all governmental consents, approvals, licenses, and permits, the granting of which are necessary for the consummation of the transactions contemplated hereby or for preventing the termination of any material right, privilege, license, or agreement of Seller or Purchaser related to the Business, the Station, or any material loss or disadvantage to Seller or Purchaser, upon the consummation of the transactions contemplated hereby, shall have been obtained or made.

        8.5 Litigation. No order of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated hereby, there shall not be pending any action, inquiry, investigation, or proceeding by or before any court or governmental agency or other regulatory or administrative agency or commission challenging any of the transactions contemplated by this Agreement.

        8.6 Closing of Mergers. The transactions contemplated by the KWTX Merger Agreement and the KBTX Merger Agreement shall have been consummated.

SECTION 9. CONDITIONS PRECEDENT FOR GRAY, PURCHASER AND LICENSEE.

        Gray's, Purchaser's and Licensee's obligations to effect the consummation of the transactions contemplated by the Agreement shall be subject, to the extent not waived, to the satisfaction of each of the following conditions at or prior to the Closing.

        9.1 Representations and Warranties. The representations and warranties of the KXII Parties contained in this Agreement shall be true, complete, and correct in all material respects as of the date when made and, except for changes expressly contemplated by this Agreement, on and as of the Closing Date, as though such representations and warranties had been made on and as of the Closing Date, and the KXII Parties each shall have executed and delivered to Gray, Purchaser and Licensee a certificate, dated the Closing Date, to such effect.

        9.2 Performance of this Agreement. The KXII Parties shall have performed and complied in all material respects with all covenants, conditions, and agreements required by this Agreement to be performed or complied with by it prior to or on the Closing Date and the KXII Parties shall have delivered to Gray, Purchaser and Licensee and their counsel all of the instruments of transfer, certificates, Exhibits, Schedules, and other documents specified or required to be delivered in accordance with the provisions hereof.

        9.3 Proceedings. All corporate and other proceedings to be taken by the KXII Parties in connection with the transactions contemplated hereby shall have been completed and all such proceedings and all documents incident thereto shall be reasonably satisfactory in substance and form to Gray, Purchaser and Licensee, and Gray, Purchaser and Licensee shall have received all such counterpart originals or certified or other copies of such documents as Gray may reasonably request.

        9.4 FCC Consent. The FCC Consent shall have been granted without the imposition of any condition thereon adverse to Gray, Purchaser or Licensee and (unless waived by Gray) shall have become a Final Order. All other consents and authorizations by third parties and all governmental consents, approvals, licenses, and permits, the granting of which are necessary for the consummation of the transactions contemplated hereby or for preventing the termination of any material right, privilege, license, or agreement of Seller or Purchaser related to the Station, the Assets or the Business, or any material loss or disadvantage to Gray, Purchaser or Licensee, upon the consummation of the transactions contemplated hereby, shall have been obtained or made.

        9.5 Litigation No order of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated hereby or which would limit or affect Purchaser's ownership of the Assets or the Business, and there shall not be pending any action, inquiry, investigation, or proceeding by or before any court or governmental agency or other regulatory or administrative agency or commission challenging any of the transactions contemplated by this Agreement.

        9.6 Opinions of Counsel for Seller. Gray, Purchaser and Licensee shall have received opinions from Deaver & Deaver, counsel to Seller, and from Dennis Kelly, special FCC counsel to Seller, dated as of the Closing Date, in substantially the forms attached hereto as Exhibits C and D, respectively.

        9.7 Title Insurance Commitments. Gray or Purchaser, at Gray's sole cost and expense, shall have received commitments for standard form policies of owner's or lessee's title insurance, issued by a title insurance company doing business in the State of Texas, acceptable to Gray, insuring Seller's title as owner or as lessee, as the case may be, with current survey coverage, based on a current ALTA Survey, in form and substance reasonably satisfactory to Gray, in all of the Real Property in amounts specified by Gray, containing only those exceptions, conditions, and reservations acceptable to Gray and its counsel in their reasonable discretion (collectively, the "Permitted Exceptions"), together with legible copies of the documents creating the Permitted Exceptions.

        9.8    Environmental Audit.

        (a) Gray, at Gray's sole cost and expense, shall have received the written results of an environmental audit, prepared at the direction of Gray, confirming that:

               (i) The Real Property does not contain any hazardous wastes, hazardous substances, toxic substances, hazardous air pollutants, or toxic pollutants, as those terms are defined in state and federal environmental laws and regulations promulgated pursuant to such Laws, in amounts which are in violation of, or might give rise to Liability under, such Laws or regulations;

               (ii) No part of the Real Property is currently or potentially subject to any federal, state, or local compliance or enforcement action, clean-up action, or other action because of the presence of stored, leaked, spilled, or disposed petroleum products, waste materials or debris, "PCB's" or "PCB items," underground storage tanks, "asbestos," or any dangerous, hazardous, or toxic substance as defined in or regulated by any federal or state or local laws, regulations, or orders;

               (iii) No part of the Real Property has been filled with debris, garbage, stumps, or other similar waste materials; and

               (iv) No condition currently exists on the Real Property, whether owned or leased, which is or may be characterized by any federal, state, or local government or agency as an actual or potential threat or danger to public health or the environment.

        (b) If the environmental audit obtained by Gray recommends remedial measures to clean up contamination identified in the environmental audit, Seller may complete the remedial measures at its sole cost and expense, in which case, the time for the Closing hereunder shall be extended up to 120 days as reasonably necessary to allow for such remediation. If Seller refuses to complete such remedial measures, Gray may, at Gray's option,

               (i) complete the remedial measures at Gray's sole cost and expense, in which case, the time for Closing hereunder shall be extended as reasonably necessary to allow for such remediation and the Purchase Price shall be reduced by such cost and expense, or

               (ii) cancel and terminate this Agreement without further liability to Gray, Purchaser, Licensee and the KXII Parties.

        9.9 No Material Adverse Change. There shall not have occurred any Material Adverse Change with respect to Seller, the Assets, or the Business, or any condition or event which threatens a Material Adverse Change with respect to Seller, the Assets or the Business, from the Unaudited Audited Balance Sheet Date. Seller and the Owners each shall have delivered to Purchaser a certificate dated as of the Closing Date executed by Seller and the Owners, respectively, certifying the foregoing statement.

        9.10 Zoning Certificate. With respect to Real Property that is subject to zoning ordinances, Seller shall have furnished to Purchaser no later than seven (7) days prior to the Closing Date (i) a statement of the appropriate Governmental Authority, that the Real Property, as improved and used, complies with all applicable zoning Laws and (ii) certificate(s) of occupancy, as applicable, with respect to the Real Property.

        9.11 Closing of Mergers. The transactions contemplated by the KWTX Merger Agreement and the KBTX Merger Agreement shall have been consummated.

        9.12 Transfer of Real Property. K-Twelve and each other KXII Party indicated on Schedule 4.13(a) shall have transferred all of its right, title and interest in the Real Property, and any and all contracts related thereto, to Seller pursuant to Section 7.15.

        9.13 Transfer of Certain Assets. KXII Television shall have transferred all of its right, title and interest in and to all of the Assets held by it to Seller pursuant to Section 7.16.

        9.14 Due Diligence and Schedules. Gray and Purchaser shall be reasonably satisfied with their due diligence review of the Company and the Station, including the information disclosed on the Schedules. This condition shall be deemed to have been satisfied if notice to the contrary has not been given to the Company no later than ten (10) business days after receipt by Gray and Purchaser of all of the due diligence information reasonably requested by them and receipt by Gray and Purchaser of all of the Schedules.

SECTION 10. CLOSING.

        10.1 Deliveries by Seller. At the Closing, Purchaser will pay or cause the payment of the Purchase Price upon receipt of the following instruments and documents executed by the KXII Parties, where appropriate, in form and content satisfactory to each of Gray, Purchaser, Licensee and their counsel:

        (a) All original documents, books and records pertaining to the Business (except minute books and stock records) and to the Assets that are legally significant or useful to the Business and shall deliver copies of all other documents, books and records pertaining to the Business and to the Assets. Seller may retain copies of any of the foregoing for its own use. Without limiting the generality of the foregoing, Seller shall deliver to Purchaser at the Closing all documents and records relating to the Intangible Property, including, without limitation, the original Certificates of Registration for all Letters Patent, trademarks, service marks and trade names listed on Schedule
4.13 and all such documents relating thereto along with any other documents necessary to transfer title thereto and to record such transfer before the respective patent and trademark offices or Governmental Authorities.

        (b) A Certificate of Account Status for Seller from the Texas Comptroller of Public Accounts, dated no more than thirty (30) days prior to the Closing Date;

        (c) Certificate of KBI 1 as general partner of Seller dated the Closing Date certifying the incumbency of all officers of KBI 1 who have executed this Agreement or any of the Other Agreements. This Certificate shall contain specimens of the signatures of each of such officers and shall be executed by an officer of KBI 2 other than an officer whose incumbency or authority is certified.

        (d) A true and complete copy of the Partnership Agreement and all amendments thereto of Seller certified by its general partner;

        (e) A certificate of the secretary of KBI 1 stating that the partnership agreement of Seller has not been amended since the date of this Agreement and that nothing has occurred since the date of issuance of the Certificate of Account Status specified in Subsection 10.1(c) above that would adversely affect Seller's existence or good standing;

        (f) The Closing Certificate referred to in Section 9.1 of this
Agreement;

        (g) The Certificate referred to in Section 9.10 of this Agreement;

        (h) An executed Bill of Sale substantially in the form attached hereto as Exhibit D;

        (i) An executed Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit E;

        (j) Copies of the resolutions adopted by the general partners of the limited partnerships and the Boards of Directors and shareholders of the corporations comprising the KXII Parties approving this Agreement, the Other Agreements, and the consummation of the transactions contemplated hereby and thereby, certified by the Secretary or general partner of each such KXII Party, as applicable.

        (k) A Certificate of Account Status from the Texas Comptroller of Public Accounts stating that no sales or use Taxes are due and payable, if such a Certificate has not previously been received by Gray.

        (l) Certificate of the Secretary of the State of the State of Texas dated not more than ten (10) days before the Closing Date, stating that Seller is a partnership in existence under the laws of such state and has paid all applicable Taxes due to such state and certificates of the appropriate officials of the states and foreign jurisdictions listed on Schedule 4.1, each dated not more than ten (10) days before the Closing Date, stating that Seller is duly qualified and in good standing to transact business as a foreign corporation and has paid all applicable Taxes due to each such state or foreign jurisdiction;

        (m) A general warranty deed in respect of the Real Property (which general warranty deed shall include a transfer or assignment of any warranties of title, whether general, statutory or limited, which Seller has received from any of its grantors);

        (n) An Owner's and Contractor's Affidavit and such other documents, instruments and information as may be requested by the title insurance company which is providing owner's or lessee's title insurance coverage for the Real Property;

        (o) The opinions of Seller's counsel and Seller' special FCC counsel;
and

        (p) Such other documents as Gray, Purchaser, Licensee or their Counsel may reasonably request for the complete fulfillment of the KXII Parties' obligations hereunder.

        10.2   Deliveries by Gray, Purchaser and Licensee.

        (a) The Closing Certificate referred to in Section 8.1 of this
Agreement;

        (b) The opinion of Gray's, Purchaser's and Licensee's legal counsel;

        (c) An executed Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit E.

        (d) An incumbency certificate or certificates dated the Closing Date certifying the incumbency of all officers of Purchaser, of Licensee and of Gray who have executed this Agreement or any of the Other Agreements. These certificates shall contain specimens of the signatures of each of such officers and shall be executed by an officer of Purchaser other than an officer whose incumbency or authority is certified.

SECTION 11. INDEMNIFICATION.

        11.1 By Seller. After the Closing Date, to the limit of the Escrow Fund described in Section 11.4, below, the KXII Parties shall indemnify and hold harmless each of Gray, Purchaser and Licensee and their respective officers, directors, employees, agents, representatives, successors, and permitted assigns, against:

               (i) any damages, losses, obligations, liabilities, claims, actions, or causes of action sustained or suffered by Gray, Purchaser or Licensee and arising from a breach of any representation or warranty of the KXII Parties contained in this Agreement;

               (ii) any damages, losses, obligations, liabilities, claims, actions, or causes of action sustained or suffered by Gray, Purchaser or Licensee and arising from a breach of any agreement of the KXII Parties contained in this Agreement;

               (iii) any damages, losses, obligations, liabilities, claims, actions, or causes of action sustained or suffered by Gray, Purchaser or Licensee and arising from any debt, obligation, or Liability of Seller not specifically and expressly reflected on Seller's December 31, 1998 Audited Balance Sheet, including any Taxes relating to the period ending on the Closing Date;

               (iv) any damages, losses, obligations, liabilities, claims, actions, or causes of action sustained or suffered by Gray, Purchaser or Licensee and arising from any Environmental Claim or any Environmental Matter;

               (v) any Retained Liability; and

               (vi) all ordinary and necessary costs, expenses, or settlement payments (including, without limitation, reasonable attorneys', accountants', and other professional fees) incurred by Gray, Purchaser or Licensee in connection with any action, claim, suit, proceeding, demand, assessment, or judgment incident to any of the matters indemnified against under this Section 11.

        11.2 By Gray, Purchaser and Licensee. After the Closing Date, to the limit of the amount of the Escrow Fund, each of Gray, Purchaser and Licensee shall indemnify and hold harmless the KXII Parties and their respective successors and permitted assigns, against:

               (i) any damages, losses, obligations, liabilities, claims, actions, or causes of action sustained or suffered by the KXII Parties and arising from a breach of any representation or warranty of Gray, Purchaser or Licensee contained in this Agreement;

               (ii) any damages, losses, obligations, liabilities, claims, actions, or causes of action sustained or suffered by the KXII Parties and arising from a breach of any agreement of Gray, Purchaser or Licensee contained in this Agreement;

               (iii) any Assumed Liability; and

               (iv) all ordinary and necessary costs, expenses, or settlement payments (including, without limitation, reasonable attorneys', accountants', and other professional fees) incurred by the KXII Parties in connection with any action, suit, proceeding, demand, assessment, or judgment incident to any of the matters indemnified against under this Section 11.2.

        11.3 Procedure for Indemnification. The procedure for indemnification shall be as follows:

        (a) The party claiming indemnification (the "Claimant") shall promptly give notice to the Indemnity Escrow Agent and the party from which indemnification is claimed (the "Indemnifying Party") of any claim, whether between the parties or brought by a third party, specifying in reasonable detail the factual basis for the claim. If the claim relates to an action, suit, or proceeding filed by a third party against Claimant, such notice shall be given by Claimant within ten (10) days after written notice of such action, suit, or proceeding was received by Claimant, provided that any failure to give notice of such action, suit, or proceeding within such ten (10) day period shall not relieve the Indemnifying Party of its obligations hereunder except to the extent such failure shall have prejudiced such party in the defense or resolution of any such claim. The notice of a claim may be amended on one or more occasions with respect to the amount of the claim at any time prior to final resolution of the obligation to indemnify relating to the claim.

        (b) With respect to claims solely between the parties, following receipt of notice from the Claimant of the claim, the Indemnifying Party shall have thirty (30) days to make such investigation of the claim as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party and/or its authorized representatives the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnifying Party agree at or prior to the expiration of the thirty-day (30) period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, the Indemnifying Party shall immediately pay to the Claimant the amount of the claim. If the Claimant and the Indemnifying Party do not agree within the thirty-day (30) period (or any mutually agreed upon extension thereof), the Claimant may seek an appropriate remedy at law or equity.

        (c) With respect to any claim by a third party as to which the Claimant is entitled to indemnification under this Agreement, the Indemnifying Party shall have the right, at its own expense, to participate in or assume control of the defense of such claim, and the Claimant shall cooperate fully with the Indemnifying Party, subject to reimbursement for actual out-of-pocket expenses incurred by the Claimant as the result of a request by the Indemnifying Party. The Indemnifying Party may elect to compromise or contest, at its own expense and with counsel reasonably acceptable to the Claimant, any third party claim. If the Indemnifying Party elects to compromise or contest such third party claim, it shall within thirty (30) days after receipt of the notice of the claim (or sooner, if the nature of the third party claim so requires) notify the Claimant of its intent to do so by sending a notice to the Indemnified Party (the "Contest Notice"), and the Claimant shall cooperate, at the expense of the Indemnifying Party, in the compromise or contest of such third party claim. If the Indemnifying Party elects not to compromise or contest the third party claim, fails to notify the Claimant of its election as herein provided or contests its obligation to indemnify under this Agreement, the Claimant (upon further notice to the Indemnifying Party) shall have the right to pay, compromise or contest such third party claim on behalf of and for the account and risk of the Indemnifying Party. Anything in this Section 11.3 to the contrary notwithstanding, (i) the Claimant shall have the right, at its own cost and for its own account, to compromise or contest any third party claim, and
(ii) the Indemnifying Party shall not, without the Claimant's written consent, settle or compromise any third party claim or consent to entry of any judgment which does not include an unconditional term releasing the Claimant from all liability in respect of such third party claim. In any event, the Claimant and the Indemnifying Party may participate, at their own expense, in the contest of such third party claim. In addition, with respect to any claim related to Taxes, Gray, Purchaser and Licensee shall have the right to participate in and attend any meeting or proceeding (at Gray's, Purchaser's and Licensee's own cost and expense) with respect thereto, shall be provided with copies of any written communication or information regarding any oral communication with respect thereto as soon as possible after the receipt thereof (including, but not limited to, information with respect to any proposed meeting or proceeding) and shall have the right to approve any settlement thereof if the terms of such settlement could increase, directly or indirectly, any liability for Taxes of Gray, Purchaser or Licensee in any period following the Closing. If the Indemnifying Party elects to assume control of the defense of a third-party claim, the Claimant shall have the right to participate in the defense of such claim at its own expense. If the Indemnifying Party does not elect to assume control or otherwise participate in the defense of any third party claim, it shall be bound by the results obtained by the Claimant with respect to such claim.

        (d) If a claim, whether between the parties or by a third party, requires immediate action, the parties will make every effort to reach a decision with respect thereto as expeditiously as possible.

        (e) The indemnification rights provided in Sections 11.1 and 11.2 shall extend to the owners, shareholders, directors, officers, members, employees, and representatives of any Claimant.

        11.4 Escrow Fund. At the Closing, the sum of Three Hundred Thousand Dollars ($300,000) out of the Purchase Price (the "Escrow Fund") shall be deposited with the Indemnity Escrow Agent. The Escrow Fund shall be held in accordance with the terms hereof and the terms of the Escrow Agreement in the form of Exhibit F attached hereto. The Escrow Fund shall be used as a source of funds to satisfy indemnification claims by Purchaser, Gray and Licensee under this Section 11. Upon final determination of a claim in favor of Gray, Purchaser and Licensee by a court of competent jurisdiction or by mutual agreement of Gray, Purchaser, Licensee and Seller, Gray, Purchaser and Licensee shall be entitled to the amount of such claim from the Escrow Fund. On the first anniversary of the Closing Date, the Escrow Fund shall be reduced to One Hundred Fifty Thousand Dollars ($150,000), unless there are outstanding claims presented by Gray, Purchaser or Licensee against the Escrow Fund, in which case, the Escrow Fund shall be reduced to the sum which is One Hundred Fifty Thousand Dollars ($150,000) more than the pending claims of Gray, Purchaser and Licensee. All claims by Gray, Purchaser and Licensee against the Escrow Fund must be made by Gray, Purchaser or Licensee before the date which is four (4) years after the Closing Date (the "Indemnity Termination Date"). On the Indemnity Termination Date, the Indemnity Escrow Agent shall disburse to Seller the Indemnity Fund together with all interest earned thereon less the amount of any claims made by Gray, Purchaser or Licensee against the Escrow Fund prior to such date (the "Claim Amount"). The Claim Amount shall be retained by the Indemnity Escrow Agent in escrow until the underlying claim or claims related thereto have been finally determined by a court of competent jurisdiction or by mutual agreement of Gray, Purchaser, Licensee and Seller. Gray, Purchaser, Licensee and Seller hereby agree to jointly direct the Indemnity Escrow Agent to disburse any portion of the Escrow Fund to any party which is entitled thereto pursuant to the terms hereof.

        11.5   Limitation on Damages.

        (a) Notwithstanding any provision of this Agreement to the contrary, the KXII Parties' liability to Gray, Purchaser and Licensee for any breach of any representation, warranty or other provision of this Agreement after Closing, shall be limited to the Escrow Fund described in Section 11.4. In no event, after the Closing hereof, shall the total amount of monetary damages that Gray, Purchaser or Licensee may collect from the KXII Parties as damages for one or more breaches by the KXII Parties under this Agreement exceed said Escrow Fund.

        (b) Notwithstanding any provision of this Agreement to the contrary, Gray, Purchaser and Licensee's aggregate liability to the KXII Parties or any of their Affiliates for any breach of any representation, warranty or other provision of this Agreement after Closing shall be limited to $300,000 until the first anniversary of the Closing Date and $150,000 for the next three years. In no event, after the Closing hereof, shall the total amount of monetary damages that the KXII Parties or any of their Affiliates collect from Gray, Purchaser and Licensee under this Agreement exceed $300,000 until the first anniversary of the Closing Date and $150,000 for the next three years in the aggregate.

SECTION 12. CONDUCT OF BUSINESS PENDING CLOSING

        12.1 Conduct of Business Pending Closing. Seller covenants, represents, and warrants in favor of Gray, Purchaser and Licensee that, pending the Closing, unless otherwise agreed to in writing by Gray:

        (a) Seller will not sell, transfer, or otherwise dispose of, or enter into any transaction, contract, or commitment for the sale or disposition of all or any portion of the Assets, except in the ordinary course of business, none of which transactions shall materially affect Purchaser, Licensee or the Assets from and after the Closing Date.

        (b) Seller will carry and continue in full force through the Closing such fire and extended coverage, and theft, liability, and other insurance in substantially the same form and amount as are currently in force.

        (c) Seller will use its best efforts to preserve the business organization and all equipment and records thereof in good order, to keep available for Purchaser all of the present employees of Seller, and to preserve for Purchaser the goodwill of suppliers, customers, advertisers, and others having business relationships with Seller.

        (d) Seller will maintain, repair and replace the Leased Property, Real Property and the Tangible Personal Property in accordance with its customary practices, in substantially the same condition and state of repair as all such property is in on the date of this Agreement, ordinary wear and tear excepted.

        (e) Seller shall permit Gray, Purchaser and Licensee and their representatives, independent accountants, and attorneys, reasonable access during normal business hours to its properties, books, records, and other information with respect to Seller as Gray, Purchaser or Licensee may request, and to make copies of such books, records, and other documents that Gray, Purchaser and Licensee consider necessary or appropriate for the purposes of familiarizing themselves with Seller.

        (f) Between the date of this Agreement and the Closing Date, Seller will deliver to Gray information necessary to update the Schedules hereto and the lists, documents, and other information furnished by Seller as contemplated by this Agreement, and updated copies of new or changed documents relating to or included as a part of such Schedules, in order that all such Schedules, lists, documents, and other information and items shall be complete and accurate in all respects as of the Closing Date.

        (g) Except for written employment agreements in existence on the date hereof and listed on Schedule 4.22, none of the KXII Parties or any of their respective representatives has made or will make oral, written or other representations to any employee of Seller or to any other Person regarding the benefits, compensation or other terms or conditions of employment that will be provided to such individuals after the Closing Date. Whether or not a particular individual will or will not be hired by Gray or Purchaser after the Closing Date constitutes a term or condition of employment.

SECTION 13. TERMINATION.

        13.1 Termination. This Agreement may be terminated at any time prior to the Closing Date in the following manner:

        (a) by mutual written consent of Gray, Purchaser, Licensee and Seller;

        (b) by Gray, Purchaser and Licensee, if any representation, warranty, covenant or agreement of the KXII Parties, or by Seller if any representation, warranty, covenant or agreement of Gray, Purchaser or Licensee, contained herein (that materially affects the financial condition or business of Gray or Seller) shall have been incorrect or breached and shall not have been cured or otherwise resolved to the reasonable satisfaction of the other party on or before the Closing Date; provided, however, that prior to such termination the party in default shall be given written notice by the other party, and shall have ten
(10) days in which to cure such default;

        (c) by Gray, Purchaser or Licensee, if any condition to the consummation of the transactions contemplated hereby which must be fulfilled to its satisfaction has (in its good faith judgment) not been fulfilled, or has become impossible to fulfill;

        (d) without any action by Gray, the Purchaser, Licensee or Seller, if the Closing Date has not occurred by December 31, 1999, unless the Assignment Application jointly filed by Seller or other KXII Party and Licensee is still pending before the FCC on that date, in which case this Agreement shall not be terminated until May 31, 2000 pursuant to this Section 13.1, but after which, either Seller or Gray may terminate the Agreement;

        (e) by Gray, Purchaser or Licensee pursuant to Section 7.9.

        If the termination of this Agreement occurs without breach or default of the KXII Parties or Gray, Licensee and Purchaser, then this Agreement shall become wholly void and shall have no further force and effect, and neither Gray, Licensee or Purchaser, on the one hand, nor any of the KXII Parties, on the other, shall have any liability or obligation with respect to each other. Upon such termination, the Earnest Money Escrow Agent shall refund the Earnest Money to Gray within three (3) days after the date upon which the termination becomes effective. If the termination occurs as a result of breach or default of any of the KXII Parties, then Gray, Licensee and Purchaser shall be entitled to seek specific performance of the KXII Parties' obligation to effect the transaction contemplated herein in accordance with the provisions hereof, or obtain the return of the Earnest Money. If the termination occurs as a result of a breach or default by Gray, Licensee or Purchaser, Seller may request the Earnest Money from the Earnest Money Escrow Agent and retain the Earnest Money as liquidated damages to compensate the KXII Parties for the damages resulting from such breach or default. The parties agree that actual damages pursuant to a breach of this Agreement prior to Closing would be impossible to measure.

Receipt of the Earnest Money shall be the sole and exclusive remedy that the KXII Parties shall have in the event of such breach or default and shall constitute a waiver of any and all other legal or equitable rights or remedies that the KXII Parties may otherwise have as a result of Gray's, Licensee's or Purchaser's breach or default, and that in consideration for the receipt of the Earnest Money as liquidated damages, the KXII Parties may not obtain any further legal or equitable relief, including specific performance, to which it may otherwise have been entitled and none of Gray, Licensee or Purchaser shall have any further liability to the KXII Parties as a result of such breach or default or the non-occurrence of Closing. If the Closing does not occur due to the nonfulfillment of any of the conditions in Section 9 or for any other reason except Gray's, Licensee's or Purchaser's material breach or default in the performance of any of its obligations under this Agreement, the KXII Parties shall not be entitled to the proceeds of the Earnest Money and, promptly after the termination of this Agreement, the proceeds of the Earnest Money shall be returned to Gray.


        13.2 Risk of Loss. Seller assumes all risk of condemnation, destruction or loss due to fire or other casualty from the date of this Agreement until the Closing. If the condemnation, destruction or loss is such that the Business is interrupted or curtailed or the Assets are Materially affected, then Purchaser shall have the right to terminate this Agreement. If the condemnation, destruction or loss is such that the Business is neither interrupted nor curtailed nor the Assets Materially affected, or if the Business is interrupted or curtailed or the Assets are Materially affected and Purchaser nevertheless foregoes the right to terminate this Agreement, then all insurance or condemnation proceeds shall be assigned to Purchaser and the Purchase Price shall be adjusted at the Closing to reflect such condemnation, destruction or loss, to the extent that insurance or condemnation proceeds paid or to be paid to Purchaser are not sufficient to cover such destruction or Loss. If Purchaser and Seller are unable to agree upon the amount of such adjustment, the dispute shall be resolved jointly by the independent accounting firms then employed by Purchaser and Seller, and if said accounting firms do not agree, an arbitrator shall be selected in the same manner as provided in the Escrow Agreement.

SECTION 14. MISCELLANEOUS PROVISIONS

        14.1 Expenses of Negotiation and Transfer.

        (a) Seller and Gray shall share equally in the payment of FCC filing fees, and the Owners and Gray shall share equally in the payment of the fees of the Neutral Auditors.

        (b) Except as provided above, each party to this Agreement shall pay its own expenses and other costs incidental to or resulting from this Agreement, whether or not the transactions contemplated hereby are consummated.

        14.2 Schedules. Any disclosure with respect to a Section or Schedule of this Agreement shall be deemed to be disclosure for each other Sections or Schedules of this Agreement with respect to which the substance of the disclosure is clear and unambiguous on the face of the disclosure.

        14.3 Survival. All of the covenants, agreements, representations, and warranties made in this Agreement or made pursuant hereto shall survive the Closing and the consummation of the transactions contemplated by this Agreement.

        14.4 Entire Agreement; Amendment; Waivers. This Agreement and the documents referred to herein and to be delivered pursuant hereto constitute the entire agreement of the parties pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements understandings, negotiations, and discussions of the parties, whether oral or written, and there are no warranties, representations, or other agreements between the parties in connection with the subject matter hereof, except specifically set forth herein. No amendment, supplement, modification, waiver, or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision or breach of this Agreement, whether or not similar, unless otherwise expressly provided.

        14.5 Headings. The descriptive headings of the Sections and Subsections of this Agreement and the Table of Contents are for convenience only and do not constitute a part of this Agreement.

        14.6 Further Assurances. Each party agrees to execute and deliver such further certificates, agreements, and other documents and it shall take such other actions as the other party may reasonably request to consummate or implement the transactions contemplated hereby or to evidence such events or matters.

        14.7 Situs and Construction. This Agreement and any other agreements to be made and entered into pursuant hereto shall be construed in accordance with and governed by the laws of the State of Texas.

        14.8 Notices. All notices under this Agreement shall be made in writing and shall be delivered by U. S. Mail, overnight courier, facsimile, or other means calculated to give prompt, actual notice to the recipient party, in the following manner:

If to the KXII Parties:      Milford N. Bostick, Chairman
                             KXII
                             4201 Texoma Parkway
                             Sherman, TX 75090
                             Phone:
                             Fax:

with a copy to:        Kyle Deaver and John Lee Deaver
                             Deaver & Deaver
                             200 West Highway 6
                             Suite 501
                             Waco, TX  76712
                             Phone: 254-741-0400
                             Fax:   254-751-8369

If to Gray, Licensee
or the Purchaser:            Robert S. Prather, Jr.
                             Gray Communications Systems, Inc.
                             4370 Peachtree Road
                             Atlanta, Georgia  30319
                             Phone: 404-266-8333
                             Fax:   404-261-9067

with a copy to:              Alston & Bird LLP
                             1201 West Peachtree Street
                             Atlanta, Georgia  30309-3424
                             Attention:  Stephen A. Opler
                             Phone: 404-881-7000
                             Fax:   404-881-4777

        14.9 Binding Effect. All of the covenants, conditions, agreements, and undertakings set forth in this Agreement shall extend to and be binding upon the KXII Parties, Gray, Purchaser, Licensee and their respective successors and assigns. No party to this Agreement may assign any of its rights or obligations hereunder, except each of Licensee and Purchaser may assign its rights and obligations to any other entity of which Gray owns a majority of the equity interest.

        14.10 Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall be deemed but one instrument. The Owners may sign separate original signature pages for attachment to this Agreement, which shall be effective against and binding upon each Owner as and when signed and delivered.


                         [SIGNATURES ON FOLLOWING PAGE]

        IN WITNESS WHEREOF, the KXII Parties, Gray, Purchaser and Licensee have executed this Agreement individually or by their duly authorized officers or general partners on and as of the date set forth above.



                                      GRAY:

ATTEST:                               Gray Communications Systems, Inc.

   /s/ James C. Ryan
   -----------------
Title: Vice President and                   By:    /s/ Robert S. Prather, Jr.
       Chief Financial Officer                     --------------------------

                                            Title: Executive Vice President
                                                   ------------------------



                                      PURCHASER:

ATTEST:                               Gray Communications of Texas-Sherman, Inc.

   /s/ James C. Ryan
   -----------------
Title:  Vice President and                  By:    /s/ Robert S. Prather, Jr.
        Chief Financial Officer                    --------------------------
                                            Title: President
                                                   ---------



                                      LICENSEE:

ATTEST:                               KXII Licensee Corp.

  /s/ James C. Ryan
  -----------------
Title:  Vice President and                  By:    /s/ Robert S. Prather, Jr.
        Chief Financial Officer                   --------------------------
                                            Title: President
                                                   ---------

                                      SELLER:

ATTEST:                               KXII Broadcasters, Ltd.


ATTEST:                               By:   KBI 1, Inc.
                                                Its:  General Partner
   /s/ Kyle Deaver
   ---------------
Title:  Secretary
                                                By:    /s/ Ray Deaver
                                                       --------------
                                                Title:   President
                                                         ---------


                                            K-TWELVE:

                                            K-Twelve, Ltd.


ATTEST:                               By:   K-Twelve Management, LC
                                            -----------------------
                                         Its:  General Partner

   /s/ John L. Deaver                 By:  /s/ Kyle Deaver
   ------------------                      ---------------
Title:  Secretary                     Title: President
                                            ----------


                                      KXII TELEVISION, LTD.:

                                      KXII Television, Ltd.


ATTEST:                               By:   KXII Properties, Inc.
                                            ---------------------
                                         Its:  General Partner

   /s/ Kyle Deaver                       By:    /s/ Ray Deaver
   ---------------                              --------------
Title:  Secretary                        Title:   President
                                                  ---------

                                      THE OWNERS:


ATTEST:                               KBI 1, Inc.

 /s/ Kyle Deaver
 -------------------
Title: Secretary                      By:    /s/ Ray Deaver
                                             --------------

                                      Title: President
                                            ----------


ATTEST:                               KBI 2, Inc.

 /s/ Kyle Deaver
 ----------------
Title: Secretary                      By:    /s/ Ray Deaver
                                             --------------

                                      Title: President
                                             ---------


ATTEST:                               KXII Properties, Inc.
 /s/ Kyle Deaver
 ---------------
Title: Secretary                      By:    /s/ Ray Deaver
                                             --------------

                                      Title: President
                                      ----------------

                                      /s/ Rich Adams                      (seal)
                                      -----------------------------------------
                                      Rich Adams


                                      /s/ Ellen Deaver                    (seal)
                                      ------------------------------------------
                                      Ellen Deaver


                                      /s/ John Deaver                     (seal)
                                      ------------------------------------------
                                      John Deaver


                                      /s/ Kyle Deaver                     (seal)
                                      ------------------------------------------
                                      Kyle Deaver


                                      /s/ Martha Phipps                   (seal)
                                      ------------------------------------------
                                      Martha Phipps


                                      -3-